EXHIBIT 99.3

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                           STOCK PURCHASE AGREEMENT

                                 By and among

                              HEXCEL CORPORATION,

                        GS CAPITAL PARTNERS 2000, L.P.,

                   GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,

                 GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,

              GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG

                                      and

                         STONE STREET FUND 2000, L.P.

                             ____________________

                         Dated as of December 18, 2002

                             ____________________




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                               TABLE OF CONTENTS

                                   ARTICLE I

                       AUTHORIZATION AND SALE OF SHARES

   Section 1.1      Authorization........................................................................2
   Section 1.2      Issuance and Sale of Shares..........................................................2

                                  ARTICLE II

                                    CLOSING

   Section 2.1      Closing..............................................................................2
   Section 2.2      Deliveries and Payments..............................................................3

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Section 3.1      Organization; Subsidiaries...........................................................3
   Section 3.2      Due Authorization....................................................................4
   Section 3.3      Capitalization.......................................................................5
   Section 3.4      SEC Reports..........................................................................6
   Section 3.5      Financial Statements.................................................................6
   Section 3.6      Consents; No Violations..............................................................7
   Section 3.7      Compliance with Laws.................................................................7
   Section 3.8      Absence of Certain Changes...........................................................8
   Section 3.9      Litigation...........................................................................8
   Section 3.10     Employee Matters; ERISA..............................................................8
   Section 3.11     Section 203 of the DGCL; Takeover Statute...........................................10
   Section 3.12     Real Property Holding Corporation; Investment Company; Public
                       Utility Holding Company..........................................................10
   Section 3.13     Brokers and Finders.................................................................10
   Section 3.14     Registration and Qualification......................................................10
   Section 3.15     Opinion of Financial Advisor........................................................11
   Section 3.16     Negotiations with Third Parties.....................................................11
   Section 3.17     Environmental Laws..................................................................11
   Section 3.18     Title to Assets.....................................................................12
   Section 3.19     Labor Relations.....................................................................12
   Section 3.20     Intellectual Property...............................................................13
   Section 3.21     Transactions with Affiliates........................................................13

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

   Section 4.1      Organization of the Investors.......................................................13
   Section 4.2      Due Authorization...................................................................13
   Section 4.3      Consents; No Violations.............................................................14
   Section 4.4      Ownership of Capital Stock..........................................................14
   Section 4.5      Investment..........................................................................14
   Section 4.6      Rule 144............................................................................15
   Section 4.7      Brokers and Finders; Transaction Expenses...........................................15
   Section 4.8      No Arrangements with Respect to Company Securities..................................15
   Section 4.9      Sufficient Funds....................................................................15

                                   ARTICLE V

                             CONDITIONS PRECEDENT

   Section 5.1      Conditions to Obligations of the Investors and the Company..........................15
   Section 5.2      Conditions to the Investors' Obligations............................................16
   Section 5.3      Conditions to the Obligations of the Company........................................18

                                  ARTICLE VI

                                   COVENANTS

   Section 6.1      Conduct of Business Pending the Closing.............................................19
   Section 6.2      Amendment of Certificate of Incorporation and By-Laws of the Company................20
   Section 6.3      Certain Payments....................................................................21
   Section 6.4      Availability of Common Stock........................................................21
   Section 6.5      Proxy Statement; Stockholder Approval...............................................22
   Section 6.6      No Solicitation.....................................................................24
   Section 6.7      HSR Act; Other Filings..............................................................26
   Section 6.8      Consents; Approvals.................................................................26
   Section 6.9      Debt Refinancing....................................................................26
   Section 6.10     Listing.............................................................................26
   Section 6.11     Cooperation.........................................................................26
   Section 6.12     Execution and Delivery of Related Agreements........................................27
   Section 6.13     Use of Proceeds.....................................................................27
   Section 6.14     Investors' Access to Premises; Notices of Developments..............................27
   Section 6.15     IRS Forms...........................................................................27

                                  ARTICLE VII

                                  TERMINATION

   Section 7.1      Termination.........................................................................28
   Section 7.2      Effect of Termination...............................................................30

                                 ARTICLE VIII

                                INDEMNIFICATION

   Section 8.1      Survival of Representations and Warranties..........................................30
   Section 8.2      Indemnification.....................................................................30
   Section 8.3      Procedure for Indemnification.......................................................32
   Section 8.4      Sole Remedy.........................................................................33

                                  ARTICLE IX

                                 MISCELLANEOUS

   Section 9.1      Governing Law.......................................................................34
   Section 9.2      Jurisdiction; Forum; Service of Process; Waiver of Jury Trial.......................34
   Section 9.3      Successors and Assigns..............................................................34
   Section 9.4      Entire Agreement; Amendment.........................................................35
   Section 9.5      Notices.............................................................................35
   Section 9.6      Certain Definitions.................................................................36
   Section 9.7      Counterparts........................................................................39
   Section 9.8      Severability........................................................................39
   Section 9.8      Titles and Subtitles................................................................39
   Section 9.10     No Public Announcement..............................................................39
   Section 9.11     Further Actions.....................................................................39
   Section 9.12     Enforcement of Agreement............................................................39


                            INDEX OF DEFINED TERMS


Affiliate...............................................................................................39
Agreement................................................................................................1
Alternate Proposal......................................................................................27
beneficial ownership....................................................................................39
beneficially owns.......................................................................................39
Berkshire/Greenbriar Investors..........................................................................39
Berkshire/Greenbriar Purchase Agreement.................................................................39
Berkshire/Greenbriar Registration Rights Agreement......................................................19
Board of Directors.......................................................................................5
Certificate of Incorporation.............................................................................2
Ciba Pledge Agreements..................................................................................17
Claim...................................................................................................34
Closing..................................................................................................3
Closing Date.............................................................................................3
Code.....................................................................................................9
Common Stock............................................................................................39
Company..................................................................................................1
Company Charter Amendment................................................................................2
Company Disclosure Schedule..............................................................................4
Company Indemnified Person..............................................................................33
Consents................................................................................................28
Credit Agreement........................................................................................39
DGCL.....................................................................................................5
Encumbrances.............................................................................................4
Environmental Laws......................................................................................39
ERISA....................................................................................................9
ERISA Affiliate.........................................................................................10
Exchange Act............................................................................................39
Expenses................................................................................................23
Expiration Date.........................................................................................30
Fairness Opinions.......................................................................................12
GAAP.....................................................................................................7
Goldman Governance Agreement.............................................................................1
Goldman Registration Rights Agreement....................................................................2
Governmental Entity.....................................................................................40
GS 2000..................................................................................................1
GS 2000 Employee.........................................................................................1
GS 2000 Germany..........................................................................................1
GS 2000 Offshore.........................................................................................1
Hazardous Materials.....................................................................................40
Houlihan Lokey..........................................................................................12
HSR Act.................................................................................................17
Indemnifying Party......................................................................................34
Indemnitee..............................................................................................34
Investor Indemnified Person.............................................................................32
Investors................................................................................................1
Knowledge...............................................................................................40
Laws.....................................................................................................8
Licenses.................................................................................................8
Litigation...............................................................................................9
Losses..................................................................................................40
Material Adverse Effect.................................................................................40
Notice of Superior Proposal.............................................................................27
NYSE.....................................................................................................5
PCX......................................................................................................5
Person..................................................................................................41
Plans....................................................................................................9
Proceeding..............................................................................................36
Proxy Statement.........................................................................................23
Purchase Price...........................................................................................2
Related Agreements.......................................................................................2
Restated Company By-Laws.................................................................................2
Restated Governance Agreement............................................................................1
Restated Registration Rights Agreement...................................................................2
SEC......................................................................................................6
SEC Reports..............................................................................................6
Securities Act...........................................................................................6
Selected Courts.........................................................................................36
Senior Debt Refinancing.................................................................................18
Series A Certificate of Designations.....................................................................1
Series A Preferred Shares................................................................................1
Series A Preferred Stock.................................................................................1
Series B Certificate of Designations.....................................................................1
Series B Preferred Shares................................................................................1
Series B Preferred Stock.................................................................................1
Shares...................................................................................................1
Significant Subsidiaries................................................................................41
Special Meeting.........................................................................................23
Stockholder Approval....................................................................................17
Stockholders Agreement..................................................................................19
Stone Street.............................................................................................1
Subsidiary..............................................................................................41
Superior Proposal.......................................................................................27


Exhibits

Exhibit A      --       Form of Series A Preferred Stock Certificate of Designations
Exhibit B      --       Form of Series B Preferred Stock Certificate of Designations
Exhibit C      --       Form of Restated Governance Agreement
Exhibit D      --       Form of Restated Registration Rights Agreement
Exhibit E      --       Company Charter Amendment
Exhibit F      --       Restated Company By-Laws
Exhibit G      --       Terms of Senior Debt Restructuring
Exhibit H      -        Form of the Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit I      -        Form of the Opinion of Fried, Frank, Harris, Shriver & Jacobson
Exhibit J      --       Summary Terms of Equity Incentive Plans
Exhibit K      --       Form of Press Release

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                           STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into as of December 18, 2002, by and among Hexcel Corporation, a Delaware corporation (the "Company"), GS Capital Partners 2000, L.P., a Delaware limited partnership ("GS 2000"), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership ("GS 2000 Offshore"), GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership ("GS 2000 Employee"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership ("GS 2000 Germany"), and Stone Street Fund 2000, L.P., a Delaware limited partnership ("Stone Street" and together with GS 2000, GS 2000 Offshore, GS 2000 Employee, GS 2000 Germany, the "Investors").

                             W I T N E S S E T H :

         WHEREAS, on the terms and subject to the conditions hereof, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (i) an aggregate of 47,125 shares (the "Series A Preferred Shares") of Series A Convertible Preferred Stock, without par value (the "Series A Preferred Stock"), of the Company having the terms set forth in the Certificate of Designations of the Series A Convertible Preferred Stock attached hereto as Exhibit A (the "Series A Certificate of Designations") and
(ii) an aggregate of 47,125 shares (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Shares") of Series B Convertible Preferred Stock, without par value (the "Series B Preferred Stock"), of the Company having the terms set forth in the Certificate of Designations of the Series B Convertible Preferred Stock attached hereto as Exhibit B (the "Series B Certificate of Designations"), for an aggregate purchase price of $47,125,000; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, at the Closing (as defined in Section 2.1 below), the Company, the Investors, LXH, L.L.C., a Delaware limited liability company ("LXH"), and LXH II, L.L.C., a Delaware limited liability company ("LXH II", and together with LXH, the "LXH Investors") will enter into (A) an amendment and restatement of the Governance Agreement, dated as of December 19, 2000, as amended on April 25, 2001, among the Company, the LXH Investors, and the Investors (the "Goldman Governance Agreement") in the form of Exhibit C hereto (the "Restated Governance Agreement") and (B) an amendment and restatement of the Registration Rights Agreement, dated as of December 19, 2000 among the Company and the LXH Investors (the "Goldman Registration Rights Agreement"), in the form of Exhibit D hereto (the "Restated Registration Rights Agreement", and, together with the Restated Governance Agreement, the "Related Agreements"); and

         WHEREAS, on the terms and subject to the conditions hereof, at the Closing, (i) the Certificate of Incorporation of the Company (as amended from time to time, the "Certificate of Incorporation") will be amended substantially as set forth in the form of amendment attached as Exhibit E hereto (the "Company Charter Amendment"), and (ii) the By-Laws of the Company will be amended and restated so as to read substantially in the form attached hereto as Exhibit F (the "Restated Company By-Laws").

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                  ARTICLE I

                       AUTHORIZATION AND SALE OF SHARES

         Section 1.1 Authorization. Subject to obtaining the Stockholder Approval (as defined in Section 5.1(c) below), the Company has heretofore authorized the issuance and sale of the Shares to the Investors at the Closing pursuant to this Agreement.

         Section 1.2 Issuance and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, in reliance on the representations and warranties of the Investors contained herein, the Company shall issue and sell to each Investor and, in reliance on the representations and warranties of the Company contained herein, each such Investor shall purchase from the Company, the number of Shares indicated on Schedule 1.2 hereto opposite such Investor's name, for an aggregate purchase price of $47,125,000 (the "Purchase Price"); provided, that the Investors shall have the right to reallocate among the Investors the Shares to be purchased by each Investor by delivering written notice of such reallocation to the Company not less than two business days prior to the Closing so long as such reallocation does not (i) change the total number of Series A Preferred Shares and Series B Preferred Shares being acquired hereunder or the aggregate Purchase Price or
(ii) affect the accuracy of the Investors' representations contained in
Article IV hereof.

                                  ARTICLE II

                                    CLOSING

         Section 2.1 Closing. The closing (the "Closing") of the purchase and sale of the Shares contemplated hereby shall take place on such date and at such time as shall be mutually agreed to by the Company and the Investors, but in no event later than two business days following the date of the Stockholder Approval, subject to satisfaction or waiver of all of the conditions set forth in Article V (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or at such other place as agreed to by the Company and the Investors.

         Section 2.2 Deliveries and Payments.

         (a) Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, the Company shall deliver to each Investor against payment of the Purchase Price: (i) one certificate representing the appropriate number of Series A Preferred Shares registered in the name of such Investor as set forth on Schedule 1.2; (ii) one certificate representing the appropriate number of Series B Preferred Shares registered in the name of such Investor as set forth on Schedule 1.2; (iii) each of the certificates, instruments and agreements required to be delivered by the Company pursuant to
Article V hereof; (iv) filed copies of the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations certified by the Delaware Secretary of State; (v) such other documents as the Investors may reasonably request in connection with the Closing; and (vi) payment of fees and expenses due each Investor at the Closing pursuant to Section 6.3 hereof by wire transfer of immediately available funds to an account or accounts designated by the Investors prior to the Closing.

         (b) Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, each of the Investors shall deliver to the Company:
(i) payment of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company prior to the Closing, for the Shares to be purchased by such Investor; (ii) each of the certificates, instruments and agreements required to be delivered by each of the Investors pursuant to Article V hereof; and (iii) such other documents as the Company may reasonably request in connection with the Closing.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investors, as of the date hereof and as of the Closing, as follows:

         Section 3.1 Organization; Subsidiaries.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

         (b) Each Significant Subsidiary is a corporation, limited liability company, limited partnership or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as it is now being conducted except where the failure to be in good standing or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.1(b) of the disclosure schedule delivered by the Company to the Investors on the date hereof (the "Company Disclosure Schedule"), (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Significant Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary, or any contract, agreement or other commitment of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary or pursuant to which any Significant Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries and except as set forth on Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

         Section 3.2 Due Authorization.

         (a) The Company has all right, corporate power and authority to enter into this Agreement and the Related Agreements, and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Related Agreements, and the compliance by the Company with each of the provisions of this Agreement and the Related Agreements (i) are within the corporate power and authority of the Company, and (ii) subject to obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action of the Company. This Agreement has been, and each of the Related Agreements, when executed and delivered by the Company, will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and each of the Related Agreements, when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The Restated Company By-Laws have been duly adopted by the Board of Directors of the Company (the "Board of Directors") and will be effective upon the Closing.

         (b) The Shares have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable. At the Closing, no further approval or authority of the stockholders or the Board of Directors under the Delaware General Corporation Law (the "DGCL"), the rules of the New York Stock Exchange (the "NYSE") or the consent of any other party will be required for the issuance of the Shares. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized by the Company and, when issued upon conversion of the Shares in accordance with the Series A Certificate of Designations or the Series B Certificate of Designations, as appropriate, will be validly issued, fully paid and nonassessable. At the Closing, the shares of Common Stock issuable upon conversion of the Shares at the initial conversion price will be reserved for issuance, and no further approval or authority of the stockholders or the Board of Directors under the DGCL, the rules of the NYSE or the consent of any other party, other than the approval of the NYSE and the Pacific Exchange, Inc. (the "PCX") of the listing of such shares of Common Stock on the NYSE and PCX, will be required for such issuance of Common Stock. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Shares or the issuance of shares of Common Stock issuable upon conversion of the Shares other than such rights held pursuant to the Goldman Governance Agreement, the Restated Governance Agreement and the Stockholders Agreement.

         Section 3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of December 13, 2002, 38,419,559 shares were issued and outstanding excluding 1,204,358 shares of Common Stock held in the Company's treasury as of such date, (ii) 20,000,000 shares of preferred stock, without par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and not subject to the preemptive or other similar rights of the stockholders of the Company, other than such rights held pursuant to the Goldman Governance Agreement, the Restated Governance Agreement and the Stockholders Agreement. As of the date hereof, there is outstanding (i) $46,935,000 in aggregate principal amount of the Company's 7.0% Convertible Subordinated Notes due 2003, which notes are convertible into 2,968,690 shares of Common Stock and (ii) $22,750,000 in aggregate principal amount of the Company's 7.0% Convertible Subordinated Debentures, due 2011, which notes are convertible into 740,559 shares of Common Stock. Except as described in the SEC Reports (as defined below) filed prior to the date hereof and other than pursuant to stock incentive plans approved by the Board of Directors, the Stockholders Agreement, the Goldman Governance Agreement and the Restated Governance Agreement, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any contract or agreement of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Other than as set forth on
Section 3.3 of the Company Disclosure Schedule, (i) the Company has no currently existing agreement to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities law and has not granted registration rights to any Person or entity which have not expired and (ii) there are no voting trusts, stockholders agreements, proxies or other contracts or agreements or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the outstanding shares of Common Stock.

         Section 3.4 SEC Reports. The Company has timely filed all proxy statements, reports and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") under the Exchange Act or otherwise since January 1, 1999, and made available to the Investors complete copies of all annual reports, proxy statements and other reports filed by the Company with the SEC, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report was, on the date of its filing, in compliance in all material respects with the requirements of its respective report form and the applicable Law and did not, on the date of its filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 3.5 Financial Statements. The consolidated financial statements of the Company (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, stockholders' equity, comprehensive income and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (except as may be indicated in the notes thereto and except, in the case of interim statements, for the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except for (i) liabilities and obligations reflected or disclosed in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001, or the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2002, or the footnotes thereto, (ii) liabilities and obligations incurred in the ordinary course of business since September 30, 2002, or (iii) liabilities and obligations which, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

         Section 3.6 Consents; No Violations. Except as set forth in Section
3.6 of the Company Disclosure Schedule, the execution, delivery or performance by the Company of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) assuming the effectiveness of the Company Charter Amendment, the Series A Certificate of Designations, the Series B Certificate of Designations and the Restated Company By-Laws, conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (A) any Law or (B) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except where such breach, violation or default, creation of an Encumbrance, or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or (iii) except for (A) the filing of the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations with the Secretary of State of the State of Delaware, (B) the approval of the NYSE and the PCX of the listing of the shares of Common Stock issuable upon conversion of the Shares on the NYSE and PCX, (C) the Stockholder Approval and the filing with the SEC of the Proxy Statement (as defined below) relating thereto, (D) any required filing under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e), and (E) any filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any Governmental Entity or any other Person which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of its Subsidiaries.

         Section 3.7 Compliance with Laws. Except as disclosed in the SEC Reports filed prior to the date hereof, the Company and its Subsidiaries are, and since January 1, 2000, have been, in compliance in all material respects with all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, injunctions, judgments, decrees and bodies of law (collectively, "Laws"), and the Company and its Subsidiaries possess all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties (collectively, "Licenses"), except where such noncompliance or failure to possess, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. All of such Licenses are valid and in full force and effect, and the Company and its Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses except where such suspension or cancellation of such Licenses or the noncompliance with such Licenses, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. In the conduct of its business, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section 3.8 Absence of Certain Changes. Since June 30, 2002, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         Section 3.9 Litigation.

         (a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date hereof, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which
(i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The statements contained on Schedule 3.9(a) hereto are true and correct as of the date hereof.

         (b) Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         Section 3.10 Employee Matters; ERISA.

         (a) All (i) "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any "multiemployer plan," as defined in Section 3(37)(A) of ERISA, maintained or contributed to by the Company or any of its Subsidiaries and
(ii) other plans, agreements or arrangements relating to compensation or employee benefits pursuant to which the Company or any of its Subsidiaries may have any material liability (collectively, the "Plans"), are in compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the Company and its Subsidiaries do not have any liabilities or obligations (other than liabilities and obligations for benefits payable in the ordinary course) with respect to any Plan, whether or not accrued, contingent or otherwise, except (a) as described in any of the SEC Reports filed prior to the date hereof or previously disclosed in writing to the Investors and (b) for instances of noncompliance or liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except such of the following as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (x) neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code or Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA and no conditions exist that could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and (y) no "employee benefit plan" maintained or contributed to by the Company or any ERISA Affiliate, other than a "multiemployer plan" as defined in Section 3(37)(A) of ERISA, has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. As to any "multiemployer plan" maintained or contributed to by the Company or any of its Subsidiaries or ERISA Affiliate of the Company, neither the Company nor any ERISA Affiliate has any Knowledge (a) that such plan is not in substantial compliance with the applicable provisions of ERISA and the Code; or (b) that such plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

         (b) Each Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and, to the Company's Knowledge, nothing has occurred which may reasonably be expected to result in the revocation of such determination.

         (c) Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan (or related trust), trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee or director of the Company or any subsidiary of the Company, or (ii) result in the triggering or imposition of any material restrictions or limitations on the right of the Company or any of its Subsidiaries to amend or terminate any Plan.

         Section 3.11 Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all actions necessary or advisable so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution by the Investors of this Agreement or the consummation of any of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

         Section 3.12 Real Property Holding Corporation; Investment Company; Public Utility Holding Company. The Company is not, and has not been at any time during the past five years, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any of its Subsidiaries is an "investment company" or a "company controlled by an investment company" or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.13 Brokers and Finders. Except as set forth in Section 3.13 of the Company Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries.

         Section 3.14 Registration and Qualification.

         (a) Assuming the accuracy of the representations and warranties made by the Investors set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investors in the manner contemplated by this Agreement to register the Shares, or the shares of Common Stock issuable upon conversion of the Shares, under the Securities Act or the securities laws of any state thereof.

         (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Shares and require any of the Shares to be registered under the Securities Act. None of the Company, its Subsidiaries or any person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Shares.

         Section 3.15 Opinion of Financial Advisor. The Board of Directors has received the opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), financial advisor to the Board of Directors, to the effect that, as of the date of each such opinion, (i) the transactions contemplated by this Agreement and the Berkshire/Greenbriar Purchase Agreement are fair, from a financial point of view to the Company and its public stockholders, other than the Investors and the Berkshire/Greenbriar Investors and (ii) the transactions contemplated by this Agreement and the Berkshire/Greenbriar Purchase Agreement are fair, from a financial standpoint to the Company and its Restricted Subsidiaries (as such term is defined in the Indenture, dated January 21, 1999, between the Company and The Bank of New York, as trustee, relating to the issuance of the Company's 9-3/4% Senior Subordinated Notes due 2009) (together, the "Fairness Opinions").

         Section 3.16 Negotiations with Third Parties. Except in connection with the transactions contemplated by this Agreement and the Berkshire/Greenbriar Purchase Agreement and subject to Section 6.6, the Company is not as of the date hereof, and since November 8, 2002, has not been, directly or indirectly, negotiating, seeking to negotiate or otherwise engaging in discussions with any Person (other than with respect to the restructuring transactions set forth in Section 6.1 of the Company's Disclosure Schedule) relating to (a) an acquisition of greater than 20% of the Common Stock, (b) a tender or exchange offer for the Common Stock, (c) a merger, consolidation or other business combination involving the Company or any of its material Subsidiaries, or (d) an offer to acquire in any manner a greater than 20% equity interest in the Company, or more than 20% of the assets of the Company and its Subsidiaries, taken as a whole.

         Section 3.17 Environmental Laws. Except as set forth in Section 3.17 of the Company Disclosure Schedule and except as disclosed in the SEC Reports filed prior to the date hereof, each of the Company and its Subsidiaries is in compliance with all Environmental Laws applicable to such entity or its business except for such non-compliances as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice of, or is aware of, any violation or alleged violation, or any liability or asserted liability, under any Environmental Law, with respect to such entity or its business or its premises which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability for environmental clean-up, removal, remediation, or damages, except for such environmental clean-up, removal, remediation, or damages, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

         Section 3.18 Title to Assets. Except for such encumbrances which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title, subject only to the encumbrances not prohibited by the Credit Agreement, to all personal property purported to be owned by it and to all property reflected in the most recent balance sheet referred to in Section 3.5 (except as sold or otherwise disposed of in the ordinary course of business as no longer used or useful in the conduct of the business). Except as had not had and would not reasonably be expected to have a Material Adverse Effect, each material lease of real and personal property to which the Company or any of its Subsidiaries is a party is in full force and effect and, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, is not subject to termination because of default or otherwise.

         Section 3.19 Labor Relations. As of the date hereof, the Company represents that, to its Knowledge, except as set forth in Section 3.19 of the Company Disclosure Schedule, (a) except for such strikes as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, no strikes against either the Company or its Subsidiaries are pending or, to the Company's Knowledge, threatened, and no other labor disputes that, individually or in the aggregate, have not had and would reasonably be expected to have a Material Adverse Effect are pending or, to the Company's Knowledge, threatened; (b) except as have not had and would not reasonably be expected to have a Material Adverse Effect, hours worked by and payment made to employees of the Company or any of its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) except as have not had and would not reasonably be expected to have a Material Adverse Effect, all payments due from either the Company or its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such entity; (d) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement, except for any collective bargaining agreement, management agreement, consulting agreement or any employment agreement as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; (e) except as has not had and would not reasonably be expected to have a Material Adverse Effect, there is no organizing activity involving either the Company or its Subsidiaries pending or, to either the Company or its Subsidiaries' Knowledge, threatened by any labor union or group of employees; (f) except as have not had and would not reasonably be expected to have a Material Adverse Effect, there are no representation proceedings pending or, to the Company's Knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of either the Company or its Subsidiaries has made a pending demand for recognition; and (g) there are no complaints or charges against either the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by either the Company or its Subsidiaries of any individual which, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         Section 3.20 Intellectual Property. Each of the Company and its Subsidiaries owns or is licensed or otherwise possesses sufficient rights to use and transfer such rights in all the patents, trademarks, service marks, trade names, copyrights, know-how, franchises, software and software licenses used in or necessary for the operation of its business as currently conducted, except where such failure to own, license or possess the right to use and transfer, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

         Section 3.21 Transactions with Affiliates. Except as set forth in
Section 3.21 of the Company Disclosure Schedule or the SEC Reports filed prior to the date hereof and except for events (or series of related matters) as to which the amounts involved are not material to the Company, since the Company's proxy statement dated April 2, 2002, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby represents and warrants to the Company, solely as to itself, separately and not jointly, as of the date hereof and as of the Closing, as follows:

         Section 4.1 Organization of the Investors. Such Investor is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

         Section 4.2 Due Authorization. Such Investor has all right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of this Agreement and each of the Related Agreements, and the compliance by such Investor with each of the provisions of this Agreement and the Related Agreements (a) are within the power and authority of such Investor and (b) have been duly authorized by all necessary action on the part of such Investor. This Agreement has been, and each of the Related Agreements when executed and delivered by such Investor at the Closing in accordance with the terms of this Agreement will be, duly and validly executed and delivered by such Investor, and this Agreement constitutes, and each of the Related Agreements when executed and delivered by such Investor will constitute, a valid and binding agreement of such Investor enforceable against such Investor in accordance with its respective terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

         Section 4.3 Consents; No Violations. Neither the execution, delivery or performance by such Investor of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will
(a) conflict with, or result in a breach or a violation of, any provision of the organizational documents of such Investor, (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which such Investor is a party or pursuant to which such Investor or its assets or properties is subject, or (c) except for any required filing under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e) hereof, and filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any Governmental Entity or any other Persons which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of such Investor.

         Section 4.4 Ownership of Capital Stock. As of the date hereof, except for the 14,525,000 shares of Common Stock beneficially owned by the Limited Partnerships, neither such Investor nor any of its respective subsidiaries, directors, officers or members beneficially owns, directly or indirectly, any capital stock of the Company.

         Section 4.5 Investment.

         (a) Such Investor is acquiring Shares for investment for its own account, and not with a view to any distribution thereof in violation of the securities laws. Such Investor understands that the Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

         (b) Such Investor's financial condition and investments are such that it is in a position to bear the economic risks of the investment and withstand the complete loss of the investment. Such Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in such Shares.

         (c) Such Investor qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

         Section 4.6 Rule 144. Such Investor acknowledges that the Shares to be purchased by such Investor must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

         Section 4.7 Brokers and Finders; Transaction Expenses. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with such Investor.

         Section 4.8 No Arrangements with Respect to Company Securities. Except for arrangements, agreements or understandings between and among the Investors and their Affiliates, none of the Investors or any of their respective Affiliates has any arrangement, agreement or understanding with any other Person (other than arrangements, agreements or understandings (A) with the Company (as in effect on the date hereof and to be entered into at Closing) and (B) as contemplated by (i) the Pledge Agreement, dated as of December 19, 2000, by LXH in favor of Ciba Specialty Chemicals Corporation,
(ii) the Pledge Agreement, dated as of December 19, 2000, by LXH II in favor of Ciba Specialty Chemicals Corporation ((i) and (ii) collectively, the "Ciba Pledge Agreements"), and (iii) the notes issued in connection with the Ciba Pledge Agreements) for the purpose of acquiring, holding, voting or disposing of beneficial ownership of Voting Securities (as such term is defined the Goldman Governance Agreement) of the Company.

         Section 4.9 Sufficient Funds. Such Investor has available, or has obtained commitments for, sufficient funds to acquire its portion of the Shares to be purchased pursuant to this Agreement.

                                  ARTICLE V

                             CONDITIONS PRECEDENT

         Section 5.1 Conditions to Obligations of the Investors and the Company. The respective obligations of each of the Investors and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) HSR Approval. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, relating to the transactions contemplated by this Agreement shall have been terminated or shall have expired.

         (b) Laws. No Laws shall be in effect which prohibit the consummation of the transactions contemplated hereby.

         (c) Stockholder Approval. The approval of holders of the requisite number of the shares of Common Stock outstanding on the record date for the Special Meeting (as defined below) in accordance with the requirements of the DGCL and the rules of the NYSE and PCX, as applicable, shall have been received for (i) the issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares, (ii) the issuance and sale of 77,875 shares of Series A Preferred Stock and 77,875 shares of Series B Preferred Stock to the Berkshire/Greenbriar Investors pursuant to the Berkshire/Greenbriar Purchase Agreement and (iii) the Company Charter Amendment (the "Stockholder Approval").

         (d) Senior Debt Restructuring. The Company shall have consummated a refinancing or restructuring of its Credit Agreement (the "Senior Debt Refinancing") on terms and conditions no less favorable to the Company than those set forth in Exhibit G hereto.

         (e) Foreign Governmental and Regulatory Filings. The Company and/or the Investors shall have made any material foreign governmental and regulatory filings, given all material notices and obtained any material approvals that the Company and the Investors reasonably agree are required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements.

         (f) NYSE and PCX Listing. The shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing on the NYSE and PCX, subject to official notice of issuance.

         (g) Receipt of Proceeds. The Company shall have received or shall receive simultaneously with the Closing gross proceeds (before giving effect to the payment of fees and expenses) of not less than $77,875,000 from simultaneous issuances of its Series A Preferred Stock and Series B Preferred Stock to parties other than the Investors on the terms provided to the Investors on the date hereof.

         Section 5.2 Conditions to the Investors' Obligations. The obligation of each of the Investors to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except (i) to the extent expressly made as of an earlier date, in which case as of such date, (ii) in the case of any of the representations and warranties (other than those set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and
Section 3.21) where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect, (iii) in the case of the representations and warranties set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21, which shall be true and correct in all material respects on each such date (except to the extent statements in such representations and warranties are qualified by "materiality" or "Material Adverse Effect", which statements shall be true and correct in all respects on each such date), and (iv) for changes specifically permitted by this Agreement.

         (b) Performance of Obligations. The Company shall have performed, satisfied and complied with, in all material respects, all covenants and agreements set forth in this Agreement required to be performed by it under this Agreement at or prior to the Closing.

         (c) Director Resignation. A director of the Company shall have resigned from the Board of Directors effective as of the Closing.

         (d) Officer's Certificates. The Company shall have delivered to the Investors a certificate signed by its chief executive officer, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the effect that the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(c) have been satisfied.

         (e) Material Adverse Effect. Since June 30, 2002, there shall not have occurred any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         (f) Related Agreements. At or prior to the Closing, the Company shall have delivered to each of the Investors originals of each of (i) the Related Agreements, (ii) the Stockholders Agreement, dated as of the Closing Date, among the Company, the Berkshire/Greenbriar Investors, Berkshire Fund V Limited Partnership, Berkshire Fund VI Limited Partnership, Greenbriar Equity Capital, L.P., and Greenbriar Holdings, LLC (the "Stockholders Agreement") and
(iii) the Registration Rights Agreement, dated as of the Closing Date, among the Company and the Berkshire/Greenbriar Investors (the "Berkshire/Greenbriar Registration Rights Agreement"), in each case, duly executed by the Company and each of the other parties thereto.

         (g) Other Deliveries. The Company shall have made the deliveries set forth in Section 2.2(a) hereof. Items delivered pursuant to Section 2.2(a)(v) shall include, without limitation, a certificate of the Company's Chief Executive Officer and Chief Financial Officer certifying that the transactions contemplated by this Agreement do not violate the terms of the Senior Debt Refinancing, and as to such officers' good faith belief, based on projections prepared by the Company using assumptions believed to be reasonable in good faith, that the Company will be able to satisfy the financial covenants contained in the Senior Debt Financing, or such similar certifications as are reasonably acceptable to the Investors.

         (h) Certificates of Designations. Each of the Series A Certificate of Designations and the Series B Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware, shall have become effective and shall be in full force and effect.

         (i) Legal Opinion. The Investors shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date and addressed to each Investor, in the form attached hereto as Exhibit H.

         (j) Financing Document Amendments. The Company shall have not amended, modified, waived, terminated or otherwise altered in any material respect the provisions, terms or conditions of any other agreements between the Company and any other Person with respect to an investment in shares of Series A Preferred Stock and Series B Preferred Stock and the rights and obligations incident thereto without the Investors' consent.

         Section 5.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Representations and Warranties. All of the representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except (i) to the extent expressly made as of an earlier date, in which case as of such date and (ii) in the case of the representations and warranties set forth in Sections 4.1, 4.2, and 4.8, which shall be true and correct in all respects on each such date.

         (b) Performance of Obligations. The Investors shall have performed, satisfied and complied with, in all material respects, all covenants and agreements set forth in this Agreement required to be performed by any of them under this Agreement at or prior to the Closing.

         (c) Officers' Certificates. Each of the Investors shall have delivered to the Company a certificate signed by an authorized signatory thereof, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that the conditions set forth in Section 5.3(a) and 5.3(b) have been satisfied.

         (d) Related Agreements. At or prior to Closing, the Investors shall have delivered to the Company originals of the Related Agreements duly executed by each of the Investors and each of the LXH Investors.

         (e) Other Deliveries. The Investors shall have made the deliveries set forth in Section 2.2(b) hereof.

         (f) Legal Opinion. The Company shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Investors, dated the Closing Date and addressed to the Company, in the form attached hereto as Exhibit I.

                                  ARTICLE VI

                                   COVENANTS

         Section 6.1 Conduct of Business Pending the Closing. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (A) unless the Investors otherwise agree in writing, (B) except as set forth in Section 6.1 of the Company Disclosure Schedule or (C) except for those actions specifically set forth in Sections 2.06(i), (ii) or (iii) of the Restated Governance Agreement, in the form attached hereto as Exhibit C, which are permitted to be taken by the Company or its Significant Subsidiaries without the approval of a majority of the directors appointed by the Investors to the Board of Directors, the Company shall, and shall cause each of its Significant Subsidiaries to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other persons with which it has significant business relationships; (iii) use its reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) use its reasonable best efforts to preserve the goodwill and ongoing operations of its business; (v) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (vi) comply in all material respects with applicable Laws. Notwithstanding the foregoing and except as expressly contemplated by this Agreement or as set forth on Section 6.1 of the Company Disclosure Schedule, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of its Significant Subsidiaries not to, do any of the following without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed:

         (a) amend the Certificate of Incorporation or bylaws or other organizational documents except as contemplated by this Agreement;

         (b) become liable in respect of any guarantee or incur, assume or otherwise become liable in respect of any debt, except for guarantees or borrowings in the ordinary course of business as permitted under the Credit Agreement;

         (c) make any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption, early repayment or other acquisition of, any of its capital stock, securities directly or indirectly convertible into capital stock, or debt instruments, except as required by the terms thereof;

         (d) take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article III (as modified by any section of the Company Disclosure Schedule relating thereto) becoming false or inaccurate in any material respect as of, or at any time prior to, the Closing Date or (ii) any of the conditions to the obligations of the Investors set forth in Section 5.2(a) or (b) not being satisfied;

         (e) amend, modify, waive, terminate or otherwise alter in any material respect the provisions, terms or conditions of any other agreements between the Company and any other Person that has committed to purchase shares of Series A Preferred Stock and Series B Preferred Stock or any agreements to be entered into in connection therewith; or

         (f) agree to take any of the actions restricted by this Section 6.1.

         Notwithstanding the foregoing, nothing in this Section 6.1 shall in any way be deemed to restrict or prohibit the Company's or its Subsidiaries' ability to (i) pay fees to the lenders under the Credit Agreement, (ii) enter into waivers with respect to the Credit Agreement, (iii) amend the Credit Agreement (consistent with Section 5.1(d)), or (iv) take any other action with respect to the Credit Agreement in accordance with past practice or in the ordinary course of business.

         Section 6.2 Amendment of Certificate of Incorporation and By-Laws of the Company. At or prior to the Closing and subject to the Stockholder Approval, the Company shall cause the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations to be filed with the Secretary of State of Delaware and shall cause the Restated Company By-laws to become effective. The Company shall use its reasonable best efforts to ensure that the Restated Company By-Laws will not be inconsistent, at any time, with any of the terms and provisions contained in the Restated Governance Agreement for so long as such agreement is in effect.

         Section 6.3 Certain Payments.

         (a) The Company shall, on the Closing Date, pay to each of the Investors the amount set forth opposite each Investor's name on Schedule 6.3(a) hereto, the aggregate amount of which shall equal $907,705 for all of the Investors, against receipt from such Investor of the Purchase Price payable by such Investor pursuant to Section 2.2(b) hereof, which payment, unless determined after the date hereof by an applicable taxing authority or court of competent jurisdiction, the parties hereto shall treat for U.S. federal income tax purposes as an adjustment to the Purchase Price payable by such Investor.

         (b) Upon the execution of this Agreement, the Company shall pay (without reduction for any withholding tax) to the Investors an aggregate amount equal to 50% of all reasonable, documented out-of-pocket legal, travel and accounting expenses incurred in connection with the transactions contemplated by this Agreement by the Investors through the date hereof. Upon the earlier to occur of (x) the Closing, or (y) two (2) business days following termination of this Agreement, the Company shall pay (without reduction for any withholding tax) to the Investors an aggregate amount equal to (A) 50% of all reasonable, documented out-of-pocket legal, travel and accounting expenses incurred by the Investors on or prior to the date hereof in connection with the transactions contemplated by this Agreement plus (B) all reasonable, documented out-of-pocket legal, travel and accounting expenses (including, without limitation, filing fees incurred with respect to any filing made under the HSR Act by the Investors) incurred by the Investors in connection with the transactions contemplated by this Agreement after the date hereof and on or prior to the earlier to occur of (1) the Closing Date or (2) the date of the termination of this Agreement (collectively, the amounts referred to in the first two sentences of this Section 6.3(b) are referred to as the "Expenses"); provided, however, that in no event shall the aggregate amount of Expenses payable pursuant to this Section 6.3(b) exceed $500,000 and provided, further, that in the event that the Company terminates this Agreement pursuant to Section 7.1(c)(ii) as a result of a breach or a failure to perform by any of the Investors of this Agreement, the term "Expenses" shall not include any expenses incurred by the Investors after the date of this Agreement. The amounts payable by the Company to the Investors pursuant to this Section 6.3(b) shall be allocable among the Investors in proportion to the amounts set forth opposite each Investors' name on Schedule 6.3(a) hereto.

         Section 6.4 Availability of Common Stock. From and after the Closing, the Company shall at all times authorize, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of enabling the conversion of the Shares, the full number of shares of Common Stock then issuable upon the conversion of the Shares. The Company will, from time to time, in accordance with the laws of the State of Delaware, use its reasonable efforts to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Shares.

         Section 6.5 Proxy Statement; Stockholder Approval.

         (a) The Company shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

         (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the mailing of the Proxy Statement (as defined below) for the purpose of obtaining the Stockholder Approval;

         (ii) prepare a form of proxy statement to be mailed to the stockholders of the Company in connection with the Special Meeting (the "Proxy Statement") as soon as practicable after the date hereof (provided that the Investors and their counsel shall be given reasonable opportunity to review and comment on the preliminary proxy statement, any amendments thereto and related communications with stockholders prior to filing with the SEC and provided further that the Investors shall have the right to consent to any descriptions of or references to (i) the Investors or any of their Affiliates, and (ii) the Series A Certificate of Designations, the Series B Certificate of Designations and the Related Agreements and the transactions contemplated thereby in the Proxy Statement or such communications, which consent shall not be unreasonably withheld or delayed) and use its reasonable best efforts (x)
(1) to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement and (2) to promptly supply the Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, and (y) to cause the definitive Proxy Statement to be mailed to its stockholders at the earliest practicable date following the clearance of the Proxy Statement by the SEC and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies;

         (iii) except to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that contrary action is required by such Board of Directors' fiduciary duties under applicable law, recommend, without qualification, that the stockholders of the Company vote to adopt and approve (x) the issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares, (y) the Company Charter Amendment and (z) the adoption of the Hexcel Corporation 2003 Incentive Stock Plan and amendments to certain of the Company's existing equity incentive plans, substantially on terms set forth in Exhibit J hereto, and include in the Proxy Statement such unqualified recommendations and take all lawful action to solicit such approvals and acceptances.

         (b) The Company will advise the Investors, promptly after it receives notice thereof, of the time when any supplement or amendment has been filed or of any request by the SEC for an amendment of or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time the Company or the Investors, respectively, discover any information relating to the Company or the Investors, or any of their respective affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement so that the document will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the party that discovers any misleading information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing the information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the Company's stockholders.

         (c) The Company shall use reasonable efforts to ensure that the Proxy Statement (including without limitation any SEC Reports incorporated by reference therein) shall comply in all material respects with all applicable federal or other securities laws, except that the Company shall have no obligation as to information provided by any of the Investors.

         (d) At any meeting of stockholders of the Company at which the transactions contemplated by this agreement are submitted to a vote of stockholders, the Investors shall vote, or cause to be voted, all of the shares of Common Stock beneficially owned by the LXH Investors in accordance with the recommendations set forth in Section 6.5(a)(iii); provided, however, that the Investors' obligation pursuant to this Section 6.5(d) shall be subject to the satisfaction of the following conditions as of the date of each stockholder meeting: (i) the Board of Directors shall not have withdrawn or modified in an adverse manner its recommendation of the transactions contemplated by this Agreement, (ii) the Company shall not be in a material breach of its obligations under this Agreement, (iii) there shall not have occurred a Material Adverse Effect since June 30, 2002, (iv) the Company shall have received an executed commitment letter or entered into definitive agreements with respect to the Senior Debt Refinancing on terms no less favorable to the Company than those set forth on Exhibit G hereto and such commitment letter or definitive agreements shall not have been withdrawn, waived, modified, terminated or otherwise altered in a manner adverse to the Company at any time prior to the Special Meeting or any adjournments thereof, and (v) the Fairness Opinions shall not have been withdrawn or materially adversely modified by Houlihan Lokey. Except as otherwise contemplated by the Ciba Pledge Agreements, the Investors shall cause the LXH Investors to not transfer, pledge, hypothecate, sell or otherwise dispose of, or encumber, grant any proxy or power of attorney over, any of the shares of Common Stock held by them, or deposit any of their shares of Common Stock into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any of such shares of Common Stock at any time prior to the Special Meeting and any adjournments thereof.

         Section 6.6 No Solicitation.

         (a) Except as consented to by the Investors and except to satisfy the condition set forth in Section 5.1(g) of this Agreement, the Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its officers, directors, employees, financial advisors, consultants, attorneys, accountants, and other agents not to, directly or indirectly, solicit, initiate, encourage or facilitate or take any action to solicit, initiate, encourage or facilitate the submission or making of any Alternate Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or, in connection with any Alternate Proposal or potential Alternate Proposal, disclose any nonpublic information relating to it or its Subsidiaries or afford access to the properties, books or records of it or its Subsidiaries to any Person that has made, or, to such party's knowledge, is considering making, any Alternate Proposal; provided, however, in the event that the Company shall receive an Alternate Proposal that could reasonably be expected to result in a Superior Proposal that was not solicited by it after the date hereof and which did not otherwise result from a breach of this Section 6.6, then (i) the Company or its representatives may make such inquiries or conduct such discussions with respect to such Alternate Proposal as the Board of Directors, after consultation with outside legal counsel, may deem necessary to inform itself for the purpose of exercising its fiduciary duties and (ii) if the Board of Directors of the Company by a majority vote determines in good faith (after receiving advice of a financial adviser of nationally recognized reputation) that such Alternate Proposal is reasonably likely to result in a Superior Proposal, the Company and its representatives may conduct such additional discussions or provide such information as the Board of Directors may determine, but only if, (i) prior to such additional discussions or such provision of information the Board of Directors by a majority vote shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach by it of its fiduciary duties to its stockholders under applicable law and (ii) prior to providing any such information, the Company shall have received from such Person an executed agreement protecting the confidentiality of the information to be provided.

         (b) Nothing contained in this Agreement shall prevent the Board of Directors from complying with Rule 14e-2 under the Exchange Act with regard to an Alternate Proposal.

         (c) Upon receiving any unsolicited Alternate Proposal (or any amendment, supplement or change to any previously submitted Alternate Proposal) or any inquiry that could reasonably be expected to lead to an Alternate Proposal, the Company shall promptly (and in no event later than two business days after receipt of any Alternate Proposal or amendment, supplement or change thereto) notify the Investors of the receipt of such Alternate Proposal or amendment, supplement or change to any previously received Alternate Proposal or any inquiry that could reasonably be expected to lead to an Alternate Proposal and the identity of the Person making such proposal or submitting such amendment, supplement or change and the material terms and conditions of such Alternate Proposal or any inquiry that could reasonably be expected to lead to an Alternate Proposal.

         (d) Except as set forth in this Section 6.6(d), the Board of Directors shall not withdraw its recommendation of the transactions contemplated by this Agreement or approve or recommend, or cause the Company to enter into any agreement with respect to, any Alternate Proposal. Notwithstanding the foregoing, if the Board of Directors by a majority vote determines in good faith, after consultation with outside legal counsel, that such withdrawal of recommendation or approval or recommendation of a Superior Proposal or entering into an agreement with respect to a Superior Proposal may reasonably be expected to be required to satisfy its fiduciary duties, the Board of Directors may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing written notice to the Investors (a "Notice of Superior Proposal") advising the Investors that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying such Person making such Superior Proposal and (ii) if the Investors do not, within five business days of the Investors' receipt of the Notice of Superior Proposal, make an offer which the Board of Directors by a majority vote determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, the Company shall not be entitled to withdraw its recommendation of the transactions contemplated hereby or enter into any agreement with respect to a Superior Proposal unless this Agreement has been or concurrently is terminated by its terms pursuant to Section 7.1.

         (e) For purposes of this Agreement, "Alternate Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or assets that constitute 20% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company,
(iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement and the Berkshire/Greenbriar Purchase Agreement.

         (f) For purposes of this Agreement, "Superior Proposal" means any bona fide Alternate Proposal, which does not contain any due diligence condition, on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and outside counsel) to be more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement, taking into account any changes to the transactions contemplated by this Agreement that have been proposed by the Investors in response to such proposal.

         (g) Nothing contained in this Section 6.6 shall be deemed to be a waiver of any party's rights or obligations under the Goldman Governance Agreement.

         Section 6.7 HSR Act; Other Filings. Each of the Investors and the Company shall cooperate in making required filings under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e) hereof.

         Section 6.8 Consents; Approvals. The Company shall use its commercially reasonable efforts to obtain, as promptly as practicable, all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") (including, without limitation (i) all Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration of any material agreement or instrument to which the Company is a party or its properties or assets are bound, and (ii) all United States and foreign governmental and regulatory approvals), required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, in each case as promptly as practicable, except where the failure to obtain such Consents, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

         Section 6.9 Debt Refinancing. The Company shall use its reasonable best efforts to consummate the Senior Debt Refinancing on substantially the terms set forth in Exhibit G hereto.

         Section 6.10 Listing. The Company shall use its reasonable best efforts to continue to have its Common Stock listed on the NYSE and PCX or another national securities exchange for so long as the Investors own any Shares.

         Section 6.11 Cooperation. Each of the Investors, on the one hand, and the Company, on the other, agrees to use commercially reasonable efforts to cause, or not to impede, to the extent that such party has control or influence over such matters, satisfaction of the conditions to the other party's obligation to consummate the transactions contemplated by this Agreement set forth in Section 5.2 or 5.3, as applicable.

         Section 6.12 Execution and Delivery of Related Agreements. Prior to or simultaneously with the Closing, (i) the Company shall execute and deliver to the Investors the Related Agreements (in each case upon satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.3 hereto), and
(ii) each of the Investors shall execute and deliver to the Company, and shall cause the LXH Investors to execute and deliver to the Company, the Related Agreements (in each case upon satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.2 hereto).

         Section 6.13 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to repay indebtedness of the Company and for general corporate purposes.

         Section 6.14 Investors' Access to Premises; Notices of Developments.

         (a) From the date of this Agreement until the Closing Date, the Company will permit the Investors and their respective representatives to have full access (at reasonable times and upon reasonable notice) to all officers of the Company and its Subsidiaries and to all premises, properties, books, records (including tax records), contracts, financial and operating data and information and documents pertaining to the Company and its Subsidiaries and make copies of such books, records, contracts, data, information and documents as any Investor or their respective representatives may reasonably request.

         (b) From the date of the Agreement until the Closing Date, the Company will give the Investors prompt written notice upon becoming aware of any development materially adversely affecting the assets, liabilities, business, financial condition or operations of the Company or its Subsidiaries, or any event or circumstance that could reasonably be expected to result in a breach of, or inaccuracy in, any of the Company's representations and warranties in this Agreement; provided, however, that no such disclosure will be deemed to prevent or cure any such breach of, or inaccuracy in, amend or supplement any Company Disclosure Schedule to, or otherwise disclose any exception to, any of the representations and warranties set forth in this Agreement.

         Section 6.15 IRS Forms. On the date hereof, each of the Investors (other than GS 2000 Offshore and GS 2000 Germany) shall provide the Company, in the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9, and as soon as reasonably practicable after the date hereof, as reasonably determined by each of GS 2000 Offshore and GS 2000 Germany, GS 2000 Offshore and GS 2000 Germany shall provide the Company (or cause to be provided to the Company), in the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-8BEN or other applicable W-8.

                                 ARTICLE VII

                                  TERMINATION

         Section 7.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

         (a) by the mutual written consent of each of the Investors and the Company;

         (b) by the Investors or the Company:

         (i) if the Closing has not occurred on or before May 30, 2003 (the "Expiration Date") and this Agreement has not previously been terminated; provided, that the right to terminate the Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

         (ii) if any Governmental Entity shall have issued an order, judgment, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in the issuance of such order, judgment, decree or ruling; or

         (iii) if, at the Special Meeting, the Stockholder Approval is not obtained, provided, that the right to terminate the Agreement pursuant to this
Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure to obtain Stockholder Approval;

         (c) by the Company:

         (i) if the Company receives a Superior Proposal and the Board of Directors has complied with the provisions of Section 6.6(a), (c) and (d), including the notice provisions therein; or

         (ii) if (A) the representations and warranties of any of the Investors set forth in this Agreement (other than those set forth in Sections 4.1, 4.2 and 4.8) shall not be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties set forth in Sections 4.1, 4.2, and 4.8 shall not be true and correct in all respects on each such date (except to the extent expressly made as of an earlier date, in which case as of such date), or (C) any of the Investors shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach is incapable of being cured prior to the Expiration Date, except, in the case of the inaccuracy of any representation or warranty, for changes specifically permitted by this Agreement.

         (d) by the Investors:

         (i) if the Board of Directors or any committee thereof shall have withdrawn or modified, in a manner adverse to the Investors, its approval or recommendation of any of the transactions contemplated by this Agreement; or

         (ii) if (A) the representations and warranties of the Company set forth in this Agreement shall not be true and correct on and as of the date of this Agreement and on and as of the date of such determination as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, (i) in the case of any such representations and warranties (other than those set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21) where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect and (ii) in the case of the representations and warranties set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21 hereof, the representations and warranties shall not be true and correct in all material respects on each such date (except to the extent such statements in representations and warranties are qualified by "materiality" or "Material Adverse Effect", which shall statements be true and correct in all respects on each such date), or (B) the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement; or

         (iii) if any change, event or development or series of changes, events or developments which individually or in the aggregate has had a Material Adverse Effect subsequent to the date of this Agreement and which Material Adverse Effect is incapable of being cured prior to the Expiration Date, provided, that a party may not terminate the Agreement pursuant to this
Section 7.1(d)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the change, event or development.

         Section 7.2 Effect of Termination. Termination pursuant to Section
7.1 shall terminate all obligations and liabilities of the parties hereto under this Agreement except for (i) liabilities for breach by any party under this Agreement and (ii) obligations or liabilities arising under Sections 6.3, and 7.2 and Articles VIII and IX.

                                 ARTICLE VIII

                                INDEMNIFICATION

         Section 8.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall expire twelve months after the Closing Date, except that the representations and warranties set forth in Sections 3.1(a), 3.2 and 3.3 shall survive until 60 days after the expiration of the applicable statute of limitations (including any extensions thereof) and the representations and warranties set forth in Section 3.7 shall survive until eighteen months after the Closing Date. After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article VIII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article
VIII. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

         Section 8.2 Indemnification.

         (a) The Company shall indemnify, defend and hold harmless the Investors, their Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an "Investor Indemnified Person") from and against all Losses incurred or suffered by an Investor Indemnified Person arising from, relating to or as a result of (i) the breach of any of the representations or warranties made by the Company in this Agreement (which breach shall be determined without regard to any materiality or Material Adverse Effect qualifications contained in the representation and warranty giving rise to such claim for indemnity), (ii) the breach of any covenant, obligation or agreement made by the Company in this Agreement or (iii) any actual or threatened Litigation against such Investor Indemnified Person by any Person (other than an Investor Indemnified Person) in connection with (A) the transactions contemplated hereby or by the Related Agreements, (B) the negotiation, execution, delivery and performance of this Agreement or the Related Agreements or (C) any actions taken (including, without limitation, the voting of, or failure to vote of, shares of the Company's common stock as contemplated by Section 6.5(d) hereof) by any Investor Indemnified Person pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated); provided, however, that the Company shall not have any obligation to indemnify the Investor Indemnified Persons pursuant to this Section 8.2(a)(iii) to the extent such suit, action, claim or proceeding arises from a breach of this Agreement by any Investor Indemnified Person or a failure of any representation or warranty set forth in Article IV hereof to be true and correct and such breach or failure of a representation or warranty to be true and correct results in any condition contained in Sections 5.1 or 5.3 hereof being incapable of being satisfied prior to May 30, 2003.

         (b) Each Investor shall, solely on behalf of itself, separately and not jointly, indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Company Indemnified Person") from and against all Losses incurred or suffered by a Company Indemnified Person arising from, relating to, or as a result of (i) the breach of any of the representations or warranties made by such Investor in this Agreement or (ii) the breach of any covenant, obligation or agreement made by such Investor in this Agreement.

         (c) No claim may be made against the Company for indemnification with respect to breaches of representations and warranties pursuant to Section 8.2(a)(i) above with respect to any Losses unless the aggregate amount of Losses incurred by the Investor Indemnified Persons thereunder exceeds $2,000,000, and the Company shall then only be liable for the amount of such Losses which exceed $2,000,000. The maximum amount recoverable under Section 8.2(a)(i) by all Investor Indemnified Persons, in the aggregate, shall be $10,000,000; provided, however, the maximum amount recoverable under Section 8.2(a)(i) with respect to a breach of the Company's representation and warranty contained in Section 3.4 shall be an amount equal to the Purchase Price. No claim may be made against the Investors for indemnification with respect to breaches of representations and warranties pursuant to Section 8.2(b)(i) above with respect to any Losses unless the aggregate amount of Losses incurred by the Company Indemnified Persons thereunder exceeds $2,000,000, and the Investors shall then only be liable for the amount of such Losses which exceed $2,000,000. The maximum amount recoverable under Section 8.2(b)(i) by all Company Indemnified Persons, in the aggregate, shall be $10,000,000.

         (d) In no case shall any payment be made in the case of an indemnification claim under Section 8.2(a)(i) or 8.2(a)(ii) until a Loss occurs. No Person shall have any liability to any Investor Indemnified Person under Section 8.2(a)(i) for any breach of a representation or warranty to the extent that a claim for indemnification is based upon facts of which any Investor Indemnified Person had knowledge on or prior to the Closing Date, unless such claim also relies upon a materially adverse occurrence or development that occurs after the Closing Date. For purposes of this Section 8.2(d), (i) the Investors shall only be deemed to have knowledge of a fact if any of the Persons listed on Schedule 8.2(d) has knowledge of the particular fact and (ii) such individual shall be deemed to have knowledge only to the extent of his or her actual knowledge of such fact and only to the extent of his or her awareness that such fact constitutes a breach of such representation or warranty.

         Section 8.3 Procedure for Indemnification.

         (a) If an Investor Indemnified Person or a Company Indemnified Person (such Person being referred to as the "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person who is not a party to this Agreement of any claim or of the commencement by any such Person of any action (a "Claim") with respect to which the other party (the "Indemnifying Party") may be obligated to provide indemnification, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Claim; provided, that the failure of any Indemnitee to give notice as provided in this Section 8.3 shall not relieve the applicable Indemnifying Party of its obligations under this Article VIII, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice; provided, further, that the applicable Indemnifying Party shall have no obligations under Section 8.2(a)(i) or Section 8.2(b)(i), as applicable, unless such written notice is received by the Indemnifying Party within the survival periods set forth in Section 8.1. Such notice shall describe the Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by or is claimed against such Indemnitee.

         (b) An Indemnifying Party may elect to compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Claim; provided, however, that the Indemnifying Party shall not compromise, settle or defend a Claim without the consent of the Indemnitee (which consent shall not be unreasonably withheld). If an Indemnifying Party elects to compromise, settle or defend a Claim, it shall, within 30 days of the receipt of notice from an Indemnitee pursuant to Section 8.3(a) (or sooner, if the nature of such Claim so requires), notify the applicable Indemnitee of its intent to do so, and such Indemnitee shall cooperate in a commercially reasonable manner in the compromise or settlement of, or defense against, such Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Claim, the Indemnitee shall have the right to participate in the defense thereof, at its own expense, and such Indemnifying Party shall not be liable to such Indemnitee under this Article VIII for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof (except expenses approved in advance by the Indemnitee); provided, that such Indemnitee shall have the right to employ one separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee if (i) in the reasonable judgment of the Indemnitee, there are legal defenses available to such Indemnitee that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party shall authorize in writing the Indemnitee to retain a single, separate counsel at the Indemnifying Party's expense or (iii) the defendants in any such Claim include both the Indemnifying Party and the Indemnitee and, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Claim, and only in the events listed in clauses (i) through (iii) of this paragraph (b) shall the reasonable fees and expenses of such separate counsel be paid by such Indemnifying Party. If an Indemnifying Party elects not to compromise, settle or defend against a Claim, or fails to notify an Indemnitee of its election as provided in this Section 8.3 within 30 days of notice from the Indemnitee pursuant to Section 8.3(a), such Indemnitee may compromise, settle or defend such Claim at the expense of such Indemnifying Party.

         (c) If an Indemnifying Party chooses to defend any claim, the applicable Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.

         (d) If the aggregate amount of any Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, net of any expenses incurred in connection therewith or additional Losses incurred, shall promptly be repaid by the applicable Indemnitee to the applicable Indemnifying Party.

         (e) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and, at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         Section 8.4 Sole Remedy. Except in the case of fraud, the rights to indemnification provided for in this Article VIII for a breach of representations or warranties by the Investors (in the case of indemnification pursuant to Section 8.2(b)(i)) or the Company (in the case of indemnification pursuant to Section 8.2(a)(i)) shall constitute the sole post-closing remedy of the Company and the Investors, respectively, for such breach, and the Company and the Investors shall have no other liability or damages to the other party resulting from any such breach.

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 9.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the Investors and the Company hereby irrevocably:

         (a) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts;

         (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 9.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

         (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Section 9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without each of the other parties' prior written consent.

         Section 9.4 Entire Agreement; Amendment. Other than as provided in this Section 9.4, this Agreement, the Related Agreements, the Goldman Governance Agreement, the Goldman Registration Rights Agreement, the Agreement, dated October 11, 2000, by and among the Company and the LXH Investors (which, for the avoidance of doubt, is the agreement entered into by the Company and the LXH Investors which contains representations and warranties of the Company and the LXH Investors), and the Confidentiality Agreement, dated October 23, 2002, between the Company and GSCP Capital Partners 2000, L.P., constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and by each of the Investors. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 9.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (a) if to the Company, to:

               Hexcel Corporation
               Two Stamford Plaza
               281 Tresser Boulevard
               16th Floor

               Stamford, Connecticut 06901-3238
               Telecopy No.:  (203) 358-3972
               Attention:  Ira J. Krakower, Esq.

               with a copy to each of the following (which shall not constitute notice):

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036
               Telecopy No.:  (212) 735-2000

               Attention: Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

         (b) if to the Investors, to:

               GS Capital Partners 2000 L.P. GS Capital Partners 2000 Offshore, L.P. GS Capital Partners 2000 Employee Fund, L.P. GS Capital Partners 2000 GMBH & Co. Beteiligungs KG Stone Street Fund 2000, L.P. 85 Broad Street New York, New York 10004 Telecopy No.:
               (212) 357-5505 Attention: Sanjeev Mehra and Ben
               Adler, Esq.

               with a copy to (which shall not constitute notice):

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               Telecopy No.:  (212) 859-8587
               Attention:  Robert C. Schwenkel, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

         Section 9.6 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) "beneficially owns" and "beneficial ownership" shall have the meanings as used in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that for the purposes of Article IV of this Agreement, such meanings shall include the right to acquire securities, whether or not such right is exercisable immediately);

         (c) "Berkshire/Greenbriar Investors" shall mean Greenbriar Equity Fund, L.P., a Delaware limited partnership, Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership, Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp. and Berkshire Investors LLC, a Massachusetts limited liability company;

         (d) "Berkshire/Greenbriar Purchase Agreement" shall mean the Stock Purchase Agreement, dated December 18, 2002, by and among the Company and the Berkshire/Greenbriar Investors;

         (e) "Common Stock" shall mean the Company's common stock, par value $0.01 per share;

         (f) "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended, among the Company, certain of its Subsidiaries, the lenders parties thereto, Citibank, N.A. and Credit Suisse First Boston;

         (g) "Environmental Laws" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now in effect and in each case as amended, and any applicable judicial interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the environment, employee, health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 201 & 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time;

         (h) "Governmental Entity" shall mean any national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority;

         (i) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances" or "toxic pollutants" under any applicable Environmental Law;

         (j) "Knowledge" shall mean, with respect to the Company, the knowledge of David E. Berges, Michael Canario, William J. Fazio, Stephen C. Forsyth, William Hunt, Ira J. Krakower, Joseph H. Shaulson and David R. Tanonis;

         (k) "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages (actual or punitive), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts);

         (l) "Material Adverse Effect" means any event which has had, has or would reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole, other than (i) as a result of changes in general economic or industry conditions or changes in applicable laws, rules or regulations, (ii) as disclosed in Section 9.6(l)(ii) of the Company Disclosure Schedule, or (iii) as a result of changes arising out of the announcement of the transactions contemplated by this Agreement; provided, however, that, for all purposes of this Agreement, any extension or amendment by the Company of the Credit Agreement shall not be taken into account in determining whether a "Material Adverse Effect" has occurred;

         (m) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity;

         (n) "Significant Subsidiaries" shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X (17 CFR 210); and

         (o) "Subsidiary" shall mean as to any Person, each corporation, partnership or other entity of which shares of capital stock or other equity interests having ordinary voting power (other than capital stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person.

         Section 9.7 Withholding.

         If any tax is required to be withheld by the Company under Section 3406 of the Code and the treasury regulations thereunder on any payment to GS 2000 Offshore or GS 2000 Germany pursuant to Section 6.3 of this Agreement, then the Company shall be entitled to reimbursement from such Investor of any amounts required to be paid by the Company (or its Affiliates), including any interest and penalties, as a result of the failure of the Company to withhold or remit such tax; provided, however, that no such reimbursement shall be required with respect to any such payment by the Company made after the date of delivery of the applicable Form W-8 in accordance with Section 6.15 of this Agreement.

         Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         Section 9.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         Section 9.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 9.11 No Public Announcement. None of the Investors or the Company shall make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, by law or by the NYSE and then (other than with respect to the amendment to Schedule 13D to be filed by the Goldman Investors and the LXH Investors, provided that a copy of such amendment has been provided to the Company prior to filing) only after consultation with the other parties hereto regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in the form attached hereto as Exhibit K.

         Section 9.12 Further Actions. Subject to Section 6.6, at any time or from time to time after the Closing, the Company and the Investors agree to cooperate with each other, and at the request of the other parties, to execute and deliver any further instruments or documents and to take all such further action as the other parties may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the Related Agreements and to otherwise carry out the intent of the parties hereunder or thereunder.

         Section 9.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

         IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed under seal by one of its duly authorized officers as of the date first above written.

HEXCEL CORPORATION


By: /s/ Stephen C. Forsyth
    --------------------------------
Name:    Stephen C. Forsyth
Title:   Executive Vice President and
         Chief Financial Officer


GS CAPITAL PARTNERS 2000 L.P.

By:  GS Advisors 2000, L.L.C.,
  its general partner


By: /s/ John E. Bowman
    ------------------------------
     Name:   John E. Bowman
     Title:  Vice President


GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By:  GS Advisors 2000, L.L.C.,
  its general partner


By: /s/ John E. Bowman
    --------------------------------
     Name:   John E. Bowman
     Title:  Vice President


GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By:  GS Employee Funds 2000 G.P., L.L.C.,
  its general partner

By: /s/ John E. Bowman
    ------------------------------
     Name:   John E. Bowman
     Title:  Vice President


GS CAPITAL PARTNERS 2000 GMBH & CO.
BETEILIGUNGS KG

By:  Goldman, Sachs Management GP GmbH,
  its general partner


By: /s/ John E. Bowman
    ---------------------------------
     Name:   John E. Bowman
     Title:  Managing Director


STONE STREET FUND 2000, L.P.

By:  Stone Street 2000, L.L.C.,
  its general partner

By: /s/ John E. Bowman
    ------------------------------
     Name:   John E. Bowman
     Title:  Vice President

                                                                    EXHIIBT A

                                     FORM OF

                              AMENDED AND RESTATED

                              GOVERNANCE AGREEMENT

                                   dated as of

                                    [ ], 2003

                                      among

                                   LXH, L.L.C,

                                 LXH II, L.L.C.,

                         GS CAPITAL PARTNERS 2000, L.P.,

                    GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,

                  GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,

              GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG,

                          STONE STREET FUND 2000, L.P.

                                       and

                               HEXCEL CORPORATION

         AMENDED AND RESTATED GOVERNANCE AGREEMENT, dated as of [ ], 2003, among LXH, L.L.C., a Delaware limited liability company ("LXH"), LXH II, L.L.C., a Delaware limited liability company ("LXH II" and together with LXH, the "LXH Investors"), GS Capital Partners 2000 L.P., a Delaware limited partnership ("GS 2000"), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership ("GS 2000 Offshore"), GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership ("GS 2000 Employee"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership ("GS 2000 Germany"), Stone Street Fund 2000, L.P., a Delaware limited partnership ("Stone Street" and, collectively with GS 2000, GS 2000 Offshore, GS 2000 Employee and GS 2000 Germany, the "Limited Partnerships"), and Hexcel Corporation, a Delaware corporation ("Hexcel").

         WHEREAS, the Limited Partnerships and Hexcel are parties to a Stock Purchase Agreement, dated as of December 18, 2002 (the "Purchase Agreement"), and have consummated the transactions contemplated therein (the "Transactions"), whereby the Investors now Beneficially Own approximately [37.8]% of the Total Voting Power of Hexcel (as such terms are defined below);

         WHEREAS, the LXH Investors, the Limited Partnerships and Hexcel are parties to a Governance Agreement, dated December 19, 2000 (as amended through the date hereof, the "2000 Governance Agreement"); and

         WHEREAS, each of the parties to the 2000 Governance Agreement hereto wishes to amend and restate the 2000 Governance Agreement, to further establish the nature of their relationship and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to the Investors' ownership of Voting Securities (as such terms are defined below).

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "2000 GOVERNANCE AGREEMENT" shall have the meaning set forth in the recitals.

         "ADDITIONAL SHARES" means, as of any date of determination, up to 255,381 shares of Hexcel Common Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock), in the aggregate, (i) the Beneficial Ownership of which may be acquired inadvertently from time to time by The Goldman Sachs Group, Inc. or its Affiliates acting in connection with their activities as a broker or dealer registered under Section 15 of the Exchange Act or as an asset manager (excluding Affiliates formed for the purpose of effecting principal transactions) or (ii) the Beneficial Ownership of which may be acquired by the Investors pursuant to grants of stock options or other stock-based awards to the Investor Directors by Hexcel pursuant to any stock option or stock incentive plan approved by the Board of Directors of Hexcel, including without limitation the Hexcel Incentive Stock Plan; provided, that if and for so long as The Goldman Sachs Group, Inc. and its Affiliates collectively Beneficially Own less than 30% of the Total Voting Power of Hexcel, the maximum number of Additional Shares shall be 400,000 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

         An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

         Any Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, except for the rights set forth in Section 3.02 hereof, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

         "BERKSHIRE/GREENBRIAR DIRECTOR" means a director who is nominated to the Board by any of the Berkshire/Greenbriar Investors pursuant to the Berkshire/Greenbriar Stockholders Agreement.

         "BERKSHIRE/GREENBRIAR INVESTORS" means any of (i) Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, (ii) Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership, (iii) Berkshire Investors LLC, a Massachusetts limited liability company, (iv) Berkshire Fund V Investment Corp., a Massachusetts corporation (for so long as it Beneficially Owns Voting Securities), (v) Berkshire Fund VI Investment Corp., a Massachusetts corporation (for so long as it Beneficially Owns Voting Securities), (vi) Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership, (vii) Greenbriar Equity Fund, L.P., a Delaware limited partnership, or (viii) any investment entity controlled by or under common control with either of Berkshire Partners LLC or Greenbriar Equity Group LLC; provided, however, that any such Person specified in clause (viii) that desires to acquire Voting Securities in accordance with the Berkshire/Greenbriar Stockholders Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Berkshire/Greenbriar Stockholders Agreement to the same extent as the Investors and shall thereafter be deemed to be an " Investor" for all purposes of the Berkshire/Greenbriar Stockholders Agreement for so long as it holds Voting Securities.

         "BERKSHIRE/GREENBRIAR STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated [ ], 2003, among the Berkshire/Greenbriar Investors and Hexcel.

         "BOARD" means the board of directors of Hexcel.

         "BROAD DISTRIBUTION" with respect to Voting Securities, means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of Beneficial Ownership of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person (other than any Investor and other than any underwriter acting in such capacity in an underwritten public offering of Hexcel Common Stock) would Beneficially Own in excess of 5% of the Total Voting Power of Hexcel.

         "BUYOUT TRANSACTION" means a tender offer, merger or any similar transaction that offers holders of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of the Voting Securities Beneficially Owned by such holders or otherwise contemplates the acquisition by any Person or Group of Voting Securities that would result in Beneficial Ownership by such Person or Group of a majority of the Voting Securities outstanding, or a sale of all or substantially all of Hexcel's assets.

         "CLOSING DATE" means the date of the closing of the Transactions.

         "CONVERSION SHARES" means, at any time, those shares of Hexcel Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

         "CONVERTIBLE PREFERRED STOCK" means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

         "CUSTOMARY ACQUISITION/CONTROL PREMIUM" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by the Investors), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including the Investors and their Affiliates.

         "DEBT INSTRUMENTS" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Indenture, dated as of January 21, 1999, relating to Hexcel's 9-3/4% Senior Subordinated Notes Due 2009 (the "SENIOR INDENTURE").

         "DISINTERESTED DIRECTORS" means, with respect to any Buyout Transaction, those directors of Hexcel which are not interested directors (within the meaning of Section 144 of the Delaware General Corporation Law) with respect to such Buyout Transaction, it being understood that no Investor Nominee shall be deemed to be not interested with respect to any Investor Buyout Transaction.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

         "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

         "HEXCEL" has the meaning set forth in the recitals to this Agreement.

         "HEXCEL COMMON STOCK" means the common stock of Hexcel, par value $0.01 per share, and any equity securities issued or issuable in exchange for or with respect to such common stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "HEXCEL INCENTIVE STOCK PLAN" means the Hexcel Corporation Incentive Stock Plan, as amended and restated through [ ], 2003 and any subsequent amendment thereto or replacement thereof approved by the Board of Directors of Hexcel.

         "INDEMNIFIED INDIVIDUALS" means each of the individuals who at any time were officers or directors of Hexcel and their respective heirs and personal and legal representatives.

         "INDEPENDENT DIRECTOR" means a director of Hexcel who is not a Berkshire/Greenbriar Director or an Investor Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors, the Berkshire/Greenbriar Investors or their respective Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors, the Berkshire/Greenbriar Investors or their respective Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

         "INITIAL SHARES" means (i) the 47,125 shares of Series A Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Purchase Agreement, (ii) the 47,125 shares of Series B Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Purchase Agreement and
(iii) the Conversion Shares (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock or Convertible Preferred Stock, as applicable).

         "INVESTOR BUYOUT TRANSACTION" means a Buyout Transaction by the Investors or their Affiliates or any other Person acting on behalf of the Investors or their Affiliates, or any Person who is part of a Group with the Investors, involving the acquisition of all (but not less than all) Voting Securities held by the Other Holders, provided that all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

         "INVESTOR DIRECTORS" means Investor Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

         "INVESTOR NOMINEES" means such Persons as are so designated by the Investors, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.03 hereof.

         "INVESTORS" means any of (i) LXH, (ii) LXH II, (iii) the Limited Partnerships or (iv) The Goldman Sachs Group, Inc., or any direct or indirect Subsidiary of The Goldman Sachs Group, Inc. formed for the purpose of effecting principal transactions; provided, however, that any such Person specified in clause (iv) that desires to acquire Voting Securities in accordance with this Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors and shall thereafter be deemed to be an " Investor" for all purposes of this Agreement unless such Person does not hold any Voting Securities.

         "NON-INVESTOR DIRECTOR" means a director of Hexcel who is not an Investor Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors or their Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

         "ORDINARY COURSE BROKER DEALER SHARES" means those shares of Hexcel Common Stock which are acquired by any Person solely in connection with the activities of a broker or dealer registered under Section 15 of the Exchange Act
(i) as a result of underwriting activities in connection with a registration statement filed by Hexcel (including any shares acquired for the investment account of a broker or dealer in connection with such underwriting activities),
(ii) as a result of the exercise of investment or voting discretion authority with respect to any of such Person's customer accounts, or (iii) in good faith in connection with a debt previously contracted; provided, in each case, that the Person engaging in such activities does not Beneficially Own such shares of Hexcel Common Stock.

         "ORIGINAL GOLDMAN SHARES" means the [14,563,668] shares of Hexcel Common Stock Beneficially Owned by the Investors on the date hereof (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

         "ORIGINAL STANDSTILL PERIOD" means the period commencing on the Closing Date and terminating on December 19, 2003.

         "OTHER HOLDERS" means the holders of the Other Shares.

         "OTHER SHARES" means Voting Securities not Beneficially Owned by any of the Investors or the Berkshire/Greenbriar Investors.

         "PERSON" means any individual, Group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

         "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement dated as of the date hereof between the LXH Investors, the Limited Partnerships and Hexcel.

         "REQUISITE CONSIDERATION" means consideration that is (i) approved by
(x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by the Investors), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and (b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/Control Premium.

         "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations for the Series A Convertible Preferred Stock.

         "SERIES B CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations for the Series B Convertible Preferred Stock.

         "SERIES A CONVERTIBLE PREFERRED STOCK" means the Series A Convertible Preferred Stock, without par value, of Hexcel.

         "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, without par value, of Hexcel.

         "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

         "STANDSTILL PERIOD" means the eighteen month period commencing on the Closing Date.

         "STOCKHOLDER VOTE" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

         "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

         "THIRD PARTY OFFER" means a bona fide offer to enter into a Buyout Transaction by a Person other than any of the Investors or any of their respective Affiliates, any other Person acting on behalf of any of the Investors or any of their respective Affiliates, or any Person who is part of a Group with any of the Investors or any of their respective Affiliates, that does not treat the Investors or their respective Affiliates differently than the Other Holders.

         "TOTAL VOTING POWER OF HEXCEL" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, each share of Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Series A Certificate of Designations or the Series B Certificate of Designations, as applicable. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Hexcel represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Hexcel represented by Voting Securities Beneficially Owned by any other Person.

         "TRANSACTIONS" has the meaning set forth in the recitals to this Agreement.

         "VOTING SECURITIES" means Hexcel Common Stock, the Convertible Preferred Stock and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.


                                   ARTICLE II

                              CORPORATE GOVERNANCE

         SECTION 2.01 BOARD OF DIRECTORS. Subject to Section 2.02(f), the Board shall consist of ten members, one of whom shall be designated the Chairman of the Board. The Chairman of the Board shall be designated by a majority of the members of the Board.

         SECTION 2.02 INVESTORS BOARD REPRESENTATION. (a) Subject to Sections 2.02(f) and 2.05(c), for so long as the Investors Beneficially Own 20% or more of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of three Investor Directors and seven Non-Investor Directors (including at least five Independent Directors); provided, however, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Hexcel Common Stock and/or Convertible Preferred Stock together representing 331/3% or more of the Total Voting Power of Hexcel represented by the aggregate number of Original Goldman Shares and Initial Shares as of the Closing Date to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investor Directors and eight Non-Investor Directors (including at least six Independent Directors).

         (b) Subject to Sections 2.02(f) and 2.05(c), for so long as the Investors Beneficially Own less than 20% but at least 15% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investor Directors and eight Non-Investor Directors (including at least six Independent Directors); provided, however, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Hexcel Common Stock and/or Convertible Preferred Stock together representing 662/3% or more of the Total Voting Power of Hexcel represented by the aggregate number of Original Goldman Shares and Initial Shares as of the Closing Date to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and nine Non-Investor Directors (including at least seven Independent Directors).

         (c) Subject to Sections 2.02(f) and 2.05(c), for so long as the Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and nine Non-Investor Directors (including at least seven Independent Directors).

         (d) In order to determine (x) the number of Investor Nominees to be included in any slate of directors to be presented to stockholders for election to the Board and (y) the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors for purposes of Section 2.06, the Investors shall be deemed to Beneficially Own a percentage of the Total Voting Power of Hexcel that is no more than (1) 39.3% of the Total Voting Power of Hexcel less
(2) the percentage of the Total Voting Power of Hexcel represented by any Voting Securities disposed of, directly or indirectly, by the Investors to Persons that are not Investors since the Closing Date.

         (e) Additional Shares shall not be included in any calculation of the Investors' Beneficial Ownership of the Total Voting Power of Hexcel under this Agreement.

         (f) Notwithstanding anything in this Agreement, Hexcel may increase the size of the Board through the appointment of one or more additional independent directors (as such term is used in the New York Stock Exchange ("NYSE") listing requirements) in order to comply with any applicable law, regulation or NYSE rule; provided, that, in the event of any such change, Hexcel will use its commercially reasonable best efforts to give the Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 2.02(a), 2.02(b) and 2.02(c). Any director appointed to the Board pursuant to the first clause of this Section 2.02(f) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Investors shall perform any and all actions as reasonably requested by Hexcel in order for the Board to be changed pursuant to this Section 2.02(f).

         SECTION 2.03 DESIGNATION OF SLATE. (a) Any Investor Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated as provided in this Section 2.03, and any Non-Investor Director nominees who are to be included in any slate of directors pursuant to Section 2.02 shall be designated by majority vote by the then incumbent Non-Investor Directors (including the Chairman of the Board if he or she is an Independent Director) except that, to the extent that any such Non-Investor Director nominees are to be appointed by other holders of Voting Securities pursuant to any stockholders agreement existing on the date hereof between Hexcel and such holders of Voting Securities, such nominees shall be designated by such holders in accordance with the terms of such agreement. Hexcel's nominating committee, if any (or if there is no such nominating committee, the Board or any other duly authorized committee thereof), shall nominate each person so designated. The initial Investor Nominees shall be Sanjeev Mehra, Peter Sacerdote and James Gaffney. The remaining initial members of the Board shall be David E. Berges, Joel S. Beckman, Robert J. Small, [ ]1. The initial Chairman of the Board shall be David
E. Berges.

         (b) The parties hereby agree that for so long as (i) the Investors are permitted to designate three Investor Directors pursuant to this Agreement, two directors shall be designated by GS Capital Partners 2000 L.P. ("GS Capital") and one director shall be designated by LXH II; (ii) the Investors are permitted to designate two Investor Directors pursuant to this Agreement, one director shall be designated by GS Capital and one director shall be designated by LXH II; and (iii) the Investors are permitted to designate one Investor Director pursuant to this Agreement, such director shall be designated by GS Capital.

-------------------------
1 The remaining members of the Board will be selected by Hexcel and shall consist of four members currently on the Board.


         (c) If, for any reason, all of the Investor Directors designated pursuant to Section 2.02 and this Section 2.03 are not elected to the Board by stockholders, then Hexcel shall exercise all authority under applicable law to cause any person designated by the Investors to be elected to the Board, and during any such absence of membership on the Board, Hexcel shall, after receiving notice from the Investors as to the identity of a representative of the Investors, (i) permit such representative to attend all Board meetings and to the extent contemplated by Section 2.04 all committees thereof as an observer; (ii) provide such representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof); (iii) provide such representative with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit such representative to have the same access to information concerning the business and operations of Hexcel as such representative would have had as an Investor Director; and (iv) on a basis consistent with the members of the Board, permit such representative to discuss the affairs, finances and accounts of Hexcel with, and to make proposals and furnish advice with respect thereto, the Board, without voting; provided, in each case, that such representative agrees in writing to maintain the confidentiality of all materials and information provided to him pursuant to this Section 2.03(c) and to return to Hexcel all such materials and information at such time as such representative ceases to act as a representative pursuant to this Section 2.03(c).

         SECTION 2.04 COMMITTEE MEMBERSHIP. So long as the Investors shall be entitled to designate two or more Investor Nominees for election to the Board under this Agreement, the finance, compensation, nominating, audit and any other committee of the Board shall consist of at least one Investor Director; provided, however, that if no Investor Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board shall include an Investor Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; provided, further, that Hexcel shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Investor Director designated by the Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee. To the extent that Investor Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board, the Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations.

         SECTION 2.05 RESIGNATIONS AND REPLACEMENTS. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed in accordance with applicable law or Hexcel's by-laws, a new member shall be designated to replace such member until the next election of directors. If consistent with Section 2.02 the replacement director is to be an Investor Director, the party that designated such Investor Director shall designate the replacement Investor Director. Except as set forth in paragraph (c) below, if consistent with Section 2.02, the replacement director is to be a Non-Investor Director, such Non-Investor Director (including the Chairman of the Board if he or she is a Non-Investor Director) shall be designated in accordance with the terms of this Agreement.

         (b) Subject to paragraph (c) below, if at any time the number of Investor Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter the Investors shall cause a sufficient number of Investor Directors to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Nominees that the Investors would have been entitled to designate had an election of directors taken place at such time. The Investors shall also cause a sufficient number of Investor Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by
Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this Section 2.05(b) shall be filled by Independent Directors.

         (c) If at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors decreases as a result of an issuance of Voting Securities by Hexcel (other than any of the issuances described in the last sentence of this Section 2.05(c)), the Investors may notify Hexcel that the Investors intend to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain their then current level of Board representation within 90 days. In such event, until the end of such period (and thereafter if the Investors in fact restore their percentage of the Total Voting Power of Hexcel during such period and provided that the Investors continue to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Investor Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors prior to such issuance of Voting Securities by Hexcel. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.05(c) shall not apply to any issuances of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on the date hereof (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with
Section 2.06 hereof, or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board.

         SECTION 2.06 INVESTOR DIRECTOR APPROVALS. The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Investor Directors for so long as and at any time the Investors Beneficially Own 15% or more of the Total Voting Power of Hexcel (subject to the provisions of Section 2.02(d)), and, if the Investors percentage Beneficial Ownership of the Total Voting Power of Hexcel is reduced below 15% by an issuance of Voting Securities by Hexcel, no such authorization, approval, or ratification shall be given by the Board without the approval of a majority of the Investor Directors (x) until 10 business days after Hexcel notifies the Investors in writing of such issuance, and (y) if the Investors shall have notified Hexcel within 10 business days after their receipt of a written notification of such issuance that the Investors, pursuant to the option granted to the Investors by Section 3.02 of this Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Investors will Beneficially Own at least 15% of the Total Voting Power of Hexcel by the end of such 90-day period, subject to Section 2.05(c), during the 90-day period following an issuance of Voting Securities by Hexcel that causes the Investors to Beneficially Own less than 15% of the Total Voting Power of Hexcel:

                  (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel (other than a Buyout Transaction) if the value of the consideration to be paid or received by Hexcel and/or its stockholders in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel and/or its stockholders in all other such transactions approved by the Board during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

                  (ii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries (other than a Buyout Transaction) if the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; or

                  (iii) any issuance by Hexcel or any Significant Subsidiary of Hexcel of equity or equity-related securities (other than (1) pursuant to customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board, (2) pursuant to transactions solely among Hexcel and its wholly owned Subsidiaries (including any Subsidiaries which would be wholly owned by Hexcel but for the issuance of directors' or shareholders' qualifying shares), (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of this Agreement (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date of this Agreement in accordance with this Section 2.06, or (4) in connection with any mergers, consolidations, acquisitions or other business combinations involving Hexcel or any Subsidiary of Hexcel which are approved by the Board or a duly authorized committee of the Board in accordance with this Section 2.06 (if applicable)) for which the consideration received by Hexcel for such transactions during the immediately preceding 12 months exceeds $25 million.

         SECTION 2.07 BOARD OF DIRECTOR APPROVALS. Subject to Section 3.03, if applicable, for so long as there are any Investor Directors serving on the Board, the Board shall not authorize, approve or ratify any action (a "Board Action"), at a meeting of the Board, by written consent or otherwise, without the approval of a minimum of six (6) members of the Board, of which at least two
(2) of such six (6) members shall be Independent Directors, or in the event that the Board shall consist of less than six (6) members due to vacancies on the Board, the approval of all members of the Board shall be required for any Board Action.

         SECTION 2.08 SOLICITATION AND VOTING OF SHARES. (a) Hexcel shall use commercially reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.

         (b) In any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, for so long as the Board includes (and will include after any such removal) Investor Directors contemplated by Section 2.02, the Investors shall be present for purposes of establishing a quorum and shall vote all their Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02, (2) in favor of any nominee or director placed by Hexcel on the slate of directors presented to stockholders for election to the Board in accordance with the terms of any stockholders agreement, existing on the date hereof, between Hexcel and a holder or holders of Voting Securities, (3) against the removal of any director designated in accordance with Section 2.02 hereof and (4) against the removal of any director placed by Hexcel on the slate of directors presented to stockholders for election to the Board and elected to the Board by the stockholders in accordance with the terms of any stockholders agreement, existing on the date hereof, between Hexcel and a holder or holders of Voting Securities. Except as provided above and in Section 3.03, the Investors shall be free to vote in their sole discretion all their Voting Securities entitled to vote on any other matter submitted to or acted upon by stockholders; provided, however, that the Investors shall vote against any amendment to Hexcel's certificate of incorporation with respect to the directors' and officers' indemnification provisions contained therein which would adversely affect the rights thereunder of the Indemnified Individuals at any time prior to such vote, except for such modifications as are required by applicable law.

         SECTION 2.09 BY-LAWS; RESTRICTIONS ON COMPANY ACTION; ANTI-TAKEOVER MEASURES. (a) Hexcel shall cause the amendment of its by-laws to reflect the provisions of Article II of this Agreement and such other matters as the parties may reasonably agree. The form of such amended by-laws is attached hereto as Exhibit A. For so long as the Investors are entitled to designate an Investor Nominee pursuant to Section 2.02, those by-laws reflecting the provisions of
Article II of this Agreement shall not thereafter be amended during the term of this Agreement except with the Investors' written consent. Hexcel and each of the Investors shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

         (b) Except with the Investors' prior written consent, Hexcel shall not cause or permit any amendment, restatement, modification or change to, or waiver of, any provision contained in any agreement (other than customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board) between a stockholder or stockholders and Hexcel that provides such stockholder or stockholders (1) governance rights, board representation rights, voting rights, transfer restrictions or any other similar rights relating to Hexcel and/or Voting Securities held by such holder or holders or (2) registration rights with respect to Voting Securities held by such holder or holders.

         (c) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect the Investors and each Other Holder or each director at the same time in the same manner) that would (1) materially adversely discriminate against the Investors as stockholders of Hexcel or (2) restrict the right of any Investor Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with any of the Investors or any of their Affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with any of the Investors or any of their Affiliates (including disputes under this Agreement), (iii) interpretation or enforcement of this Agreement or any other agreement with the Investors or any of their Affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with the Investors or any of their Affiliates. Notwithstanding the foregoing, Hexcel may adopt or implement any takeover defense measures applicable to the Investors or any of their Affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations), provided, that such takeover defense measures shall not restrict the rights of the Investors to acquire any Voting Securities pursuant to the provisions of this Agreement.




                                  ARTICLE III

                                   STANDSTILL

         SECTION 3.01 STANDSTILL. (a) Except as otherwise expressly provided in this Agreement (including Section 2.05(c), this Section 3.01, Section 3.02 or
Section 3.03) or as specifically approved by a majority of the Non-Investor Directors, including at least two Independent Directors (so long as such approval was not obtained by any of the Investors in violation of this Agreement), none of the Investors or any of their respective Affiliates shall, directly or indirectly, (i) by purchase or otherwise, Beneficially Own, acquire, agree to acquire or offer to acquire any Voting Securities or direct or indirect rights or options to acquire Voting Securities (including any voting trust certificates representing such securities) other than the Initial Shares, the Original Goldman Shares and Ordinary Course Broker Dealer Shares, and, subject to Section 4.01(c), the Additional Shares, (ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except for proposals to purchase or acquire a non-material portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed), (iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which the Investors may vote in their sole respective discretion pursuant to Section 2.08 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a Group (other than a Group consisting solely of the Investors) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on
Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement, the Ciba Pledge Agreements (as defined in Section 4.01(b)) and such voting trusts or agreements which are solely between Investors or made between the Investors and the Company pursuant to this Agreement), (vi) seek representation on the Board, the removal of any directors from the Board or a change in the size or composition of the Board (in each case, other than as provided in this Agreement), (vii) make any request to amend or waive any provision of this Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal,
(ix) take any action challenging the validity or enforceability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

         (b) Nothing in this Section 3.01 shall (i) prohibit or restrict any of the Investors from responding to any inquiries from any shareholders of Hexcel as to the Investors' intention with respect to the voting of any Voting Securities Beneficially Owned by such Investors so long as such response is consistent with the terms of this Agreement; (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iii) subject to Section 4.01(c), prohibit the Investors from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which the Investors are permitted to Beneficially Own under this Agreement; (iv) prohibit any officer, director, employee or agent of the Investors from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a Group that includes any of the Investors or is not otherwise acting on behalf of any of the Investors; (v) prohibit the Investors from disclosing in accordance with their respective obligations (if any) under the federal securities laws or other applicable law their desire (if any) that Hexcel become the subject of a Buyout Transaction; or
(vi) restrict the ability of Goldman, Sachs & Co. and its Affiliates who are not Investors, solely as agent, to engage in brokerage, investment advisory, anti-raid advisory, merger advisory, financing, asset management, trading, arbitrage and other similar activities, in each case on behalf of clients, provided in the case of this clause (vi) that (A) no Person engaged in such activities shall be acting, directly or indirectly, at the direction of any other Person at Goldman, Sachs & Co. or any of its Affiliates which either is formed for the purpose of effecting principal transactions or has access to confidential information of Hexcel, and (B) appropriate protective arrangements prohibiting disclosure of confidential information are put in place between the Investors and the Persons who are engaging in such activities.

         (c) Nothing in this Section 3.01 shall prohibit or restrict the Investors from (i) after the Standstill Period, proposing, participating in, supporting or causing the consummation of an Investor Buyout Transaction, subject to Section 3.03 or (ii) participating in a Third Party Offer in accordance with Section 3.03.

         (d) Notwithstanding anything to the contrary set forth in this Section 3.01, if, at any time following the consummation of a bankruptcy proceeding involving Hexcel, any Person (other than Hexcel) is permitted by law or the bankruptcy court in which the proceeding is pending to propose a plan of reorganization for Hexcel, the Investors shall be permitted to propose a plan of reorganization for Hexcel; provided, that no plan of reorganization shall be proposed by the Investors prior to the expiration or termination of the exclusivity period for Hexcel's filing of a plan of reorganization, as such exclusivity period may be extended from time to time (it being understood and agreed that the Investors shall not object to any extension of Hexcel's exclusivity period and shall not initiate or otherwise support any proceeding to terminate or shorten the length of Hexcel's exclusivity period).

         SECTION 3.02 INVESTORS RIGHT TO MAINTAIN POSITION. In addition to the rights set forth in Sections 2.05(c) and 2.06 hereof, Hexcel hereby grants to the Investors the following irrevocable option:

         If, at any time after the Closing Date for so long as the Investors shall be entitled to designate one or more Investor Nominees for election to the Board and Hexcel shall issue for cash any additional Voting Securities, then Hexcel shall notify the Investors of such issuance and the price and terms thereof, and the Investors shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuances of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on the date hereof (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with Section 2.06 hereof, or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board. An "Amount" shall mean such number of securities that would allow the Investors to Beneficially Own the same percentage of the Total Voting Power of Hexcel as the Investors Beneficially Owned immediately prior to such issuance (other than Additional Shares).


         SECTION 3.03 THIRD PARTY OFFERS; INVESTOR BUYOUT TRANSACTIONS.

         (a) In the event that Hexcel becomes the subject of a Third Party Offer or, as permitted by the terms of this Agreement, an Investor Buyout Transaction that is made during the term of this Agreement and such Third Party Offer or Investor Buyout Transaction is approved by (x) a majority of the Board and (y) a majority of Disinterested Directors, including the approval of at least two Independent Directors, the Investors may act at their sole discretion with respect to such Third Party Offer or Investor Buyout Transaction.

         (b) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the expiration of the Standstill Period and such Third Party Offer is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, none of the Investors nor any of their respective Affiliates may, with respect to the Initial Shares, support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell their Initial Shares to the Person making such Third Party Offer.

         (c) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the expiration of the Original Standstill Period and such Third Party Offer is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, none of the Investors nor any of their respective Affiliates (other than with respect to Additional Shares) may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell their Voting Securities to the Person making such Third Party Offer.

         (d) In the event that Hexcel becomes the subject of a Third Party Offer or an Investor Buyout Transaction that is made after the Standstill Period and such Third Party Offer or Investor Buyout Transaction is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, the Investors and each of their respective Affiliates must vote all of their Initial Shares against such Third Party Offer or Investor Buyout Transaction in proportion to the votes cast against such Third Party Offer or Investor Buyout Transaction with respect to Other Shares and may not tender or sell their Initial Shares to the Person making such Third Party Offer or Investor Buyout Transaction in a proportion greater than the tenders or sales made by the Other Holders to the Person making such Third Party Offer or Investor Buyout Transaction; it being understood that the Investors may enter into agreements to tender or sell Voting Securities to any such Person conditioned upon final determination of the number of Voting Securities permitted to be so tendered or sold under this Section 3.03 and Section 3.01.

         (e) In the event that Hexcel becomes the subject of a Third Party Offer or an Investor Buyout Transaction that is made after the Original Standstill Period, and such Third Party Offer or Investor Buyout Transaction is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, the Investors and each of their Affiliates (other than with respect to Ordinary Course Broker Dealer Shares and Additional Shares) must vote all of their Original Goldman Shares against such Third Party Offer or Investor Buyout Transaction in proportion to the votes cast against such Third Party Offer or Investor Buyout Transaction with respect to Other Shares and may not tender or sell their Voting Securities to the Person making such Third Party Offer or Investor Buyout Transaction in a proportion greater than the tenders or sales made by the Other Holders to the Person making such Third Party Offer or Investor Buyout Transaction; it being understood that the Investors may enter into agreements to tender or sell Voting Securities to any such Person conditioned upon final determination of the number of Voting Securities permitted to be so tendered or sold under this Section 3.03 and
Section 3.01.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

         SECTION 4.01 RESTRICTIONS. (a) Other than sales, transfers, or other dispositions (x) pursuant to the Series A Certificate of Designations, (y) pursuant to the Series B Certificate of Designations, or (z) from one Investor to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto) and other than sales, transfers or other dispositions of the Additional Shares by the Persons holding such Additional Shares, none of the Investors or their respective Affiliates, directly or indirectly, may sell, transfer or otherwise dispose of Beneficial Ownership of the Initial Shares for a period of eighteen months after the Closing Date. During the period commencing eighteen months from the Closing Date, the Investors, directly or indirectly, may only sell, transfer or otherwise dispose of Beneficial Ownership of Initial Shares (i) to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto), (ii) in accordance with Rule 144 under the Securities Act (including the volume and manner-of-sale limitations of Rule 144 regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act, (iii) in a registered public offering, (iv) in a transaction exempt from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution (it being understood that in connection with any registered offering under the Securities Act to permit distribution to, and resale by, the limited partners of, or other investors in, an Investor, such Investor may distribute Initial Shares to such limited partners and such other investors), (v) in a Third Party Offer if and to the extent permitted under Section 3.03 or (vi) which are Additional Shares.

         (b) Except as contemplated by each of the pledge agreements, dated as of December 19, 2000, made by LXH and LXH II, respectively, in favor of Ciba Specialty Chemicals Corporation (collectively, the "Ciba Pledge Agreements"), the Investors, directly or indirectly, may only sell, transfer or otherwise dispose of Beneficial Ownership of Original Goldman Shares (i) to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto), (ii) in accordance with Rule 144 under the Securities Act and otherwise subject to compliance with the Securities Act (provided, however, that prior to any sale, transfer or other disposal of Original Goldman Shares by an Investor pursuant to this clause (ii), such Investor shall deliver to the Company an executed certificate stating that, to the knowledge, after due inquiry, of such Investor, the proposed transfer of such Original Goldman Shares (A) shall not cause the transferee to Beneficially Own 5% or more of the Total Voting Power of Hexcel and (B) such transferee does not Beneficially Own 5% or more of the Total Voting Power of Hexcel), (iii) in a registered public offering, (iv) in a transaction exempt from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution (it being understood that in connection with any registered offering under the Securities Act to permit distribution to, and resale by, the limited partners of, or other investors in, an Investor, such Investor may distribute Original Goldman Shares to such limited partners and such other investors), (v) in a Third Party Offer if and to the extent permitted under
Section 3.03 or (vi) which are Additional Shares.

         (c) Notwithstanding anything to the contrary in this Agreement, none of the Investors or their Affiliates may, directly or indirectly, acquire, sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities if such acquisition, sale, transfer or other disposition would result in a default or acceleration of amounts outstanding under the Debt Instruments, unless prior to the consummation of such acquisition, sale, transfer or other disposition, any required consents under the Debt Instruments to effect such acquisition, sale, transfer or disposition shall have been obtained.

         SECTION 4.02 LEGENDS. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by the Investors shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

         (b) Upon any transfer or proposed transfer of Beneficial Ownership by the Investors of any Voting Securities to any Person other than the Investors that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement.

         SECTION 4.03 EFFECT. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

         SECTION 4.04 CONTROL OF THE INVESTORS. Each of the Investors represents and warrants to Hexcel, for so long as each such Investor holds Voting Securities pursuant to this Agreement, that it is Controlled, directly or indirectly, by The Goldman Sachs Group, Inc., and covenants that during the term of this Agreement, such Investor shall not, without the prior written consent of Hexcel, take or permit any action which would result in the direct or indirect transfer of Control of such Investor from The Goldman Sachs Group, Inc. to any other Person. On the date hereof, the Limited Partnerships own, directly or indirectly, all of the membership interests of LXH and LXH II.


                                   ARTICLE V

                                   TERMINATION

         SECTION 5.01 TERM. (a) This Agreement shall automatically terminate upon the earlier of:

                  (i) the tenth anniversary of the Closing Date; or

                  (ii) the occurrence of any event in accordance with this Agreement which causes the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors to be either (x) less than 10% or (y) 90% or more.

         (b) If Hexcel is in breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the Investors specifying such breach or violation and requesting its cure, the Investors may terminate their respective obligations under this Agreement by written notice to Hexcel.

         (c) If any of the Investors is in breach of or violates any material obligation under this Agreement and such Investors fail to cure such breach or violation within 60 days after delivery of written notice from Hexcel specifying such breach or violation and requesting its cure, Hexcel may terminate its obligations under this Agreement by written notice to the Investors.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (a) if to Hexcel, to:

                  Hexcel Corporation
                  2 Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, Connecticut 06901
                  (T) (203) 969-0666 (F) (203) 358-3972

                  Attention: Ira J. Krakower, Esq.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  (T) (212) 735-3000
                  (F) (212) 735-2000

                  Attention: Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

         (b) if to the Investors, to:

                  c/o Goldman Sachs Capital Partners 2000, L.P.
                  85 Broad Street
                  New York, New York 10004
                  (T) (212) 902-1000
                  (F) (212) 357-5505

                  Attention: Mr. Sanjeev Mehra

                  with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004
                  (T) (212) 859-8000
                  (F) (212) 859-4000

                  Attention: Robert C. Schwenkel, Esq.

         SECTION 6.02 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 6.03 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 6.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

         SECTION 6.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Purchase Agreement, the Registration Rights Agreement, the Series A Certificate of Designations, the Series B Certificate of Designations and the Agreement, dated as of October 11, 2000, by and among Hexcel and the LXH Investors (which, for the avoidance of doubt, is the agreement entered into by Hexcel and the LXH Investors which contains representations and warranties of Hexcel and the LXH Investors) (a) constitutes the entire agreement and supersedes all other prior agreements, including, without limitation, the 2000 Governance Agreement, and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in Section 2.08(b), the Indemnified Individuals, any rights or remedies hereunder.

         SECTION 6.06 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

         SECTION 6.07 GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

         SECTION 6.08 CONSENT TO JURISDICTION. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably
(i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 6.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         SECTION 6.09 AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against the Investors.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 6.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.


GS CAPITAL PARTNERS 2000 L.P.

By:  GS Advisors 2000, L.L.C.,
  its general partner


By:_________________________________________
     Name:
     Title:

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By:  GS Advisors 2000, L.L.C.,
  its general partner


By:_________________________________________
     Name:
     Title:

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By:  GS Employee Funds 2000 G.P., L.L.C.,
  its general partner


By:_________________________________________
     Name:
     Title:

GS CAPITAL PARTNERS 2000 GMBH & CO.
BETEILIGUNGS KG

By:  Goldman, Sachs Management GP GmbH,
  its general partner


By:_________________________________________
     Name:
     Title:

STONE STREET FUND 2000, L.P.

By:  Stone Street 2000, L.L.C.,
  its general partner


By:_________________________________________
     Name:
     Title:


LXH, L.L.C.

By:  GS Capital Partners 2000, L.P.,
     its managing member

By:  GS Advisors 2000, L.L.C.,
     its general partner

By:_________________________________________
     Name:
     Title:


LXH II, L.L.C.

By:  GS Capital Partners 2000 Offshore, L.P.,
     its managing member

By:  GS Advisors 2000, L.L.C.,
     its general partner


By:_________________________________________
   Name:
   Title:


HEXCEL CORPORATION


By:_________________________________________
   Name:
   Title:

                                                                     EXHIBIT B

                             AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

                                     among

                              HEXCEL CORPORATION,

                                 LXH, L.L.C.,

                                LXH II, L.L.C.,

                        GS CAPITAL PARTNERS 2000, L.P.,

                   GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,

                 GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,

                        GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG,

                                      and

                         STONE STREET FUND 2000, L.P.

                             Dated as of [ ], 2003

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of [ ], 2003, among Hexcel Corporation, a Delaware corporation (the "Company"), LXH, L.L.C., a Delaware limited liability company ("LXH"), LXH II, L.L.C., a Delaware limited liability company ("LXH II" and together with LXH, the "LXH Investors"), GS Capital Partners 2000, L.P., a Delaware limited partnership ("GS 2000"), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership ("GS 2000 Offshore"), GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership ("GS 2000 Employee"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership ("GS 2000 Germany"), and Stone Street Fund 2000, L.P., a Delaware limited partnership ("Stone Street" and together with GS 2000, GS 2000 Offshore, GS 2000 Employee, GS 2000 Germany, the "New Investors"). References in this Agreement to the "Investors" shall mean, collectively, the New Investors and the LXH Investors.

         WHEREAS, the New Investors have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of December 18, 2002, with the Company, pursuant to which, upon the terms and subject to the conditions contained therein, each has agreed to purchase shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (as such terms are defined below) from the Company;

         WHEREAS, simultaneously herewith, the Investors and the Company are executing and delivering an Amended and Restated Governance Agreement (the "Governance Agreement") providing, among other things, for certain rights and obligations with respect to the ownership of the shares of Common Stock previously acquired by the LXH Investors, the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock acquired by the New Investors pursuant to the Stock Purchase Agreement and the shares of the Common Stock issuable upon conversion of such shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock;

         WHEREAS, the Company and the LXH Investors are parties to a Registration Rights Agreement, dated December 19, 2000 (the "2000 Registration Rights Agreement"), pursuant to which the Company has agreed to provide the LXH Investors with certain registration rights; and

         WHEREAS, (i) in connection with the execution and delivery by the New Investors of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby and (ii) to induce the Investors to execute and deliver the Governance Agreement and to consummate the transactions contemplated thereby, the Company and the LXH Investors have agreed to amend and restate the 2000 Registration Rights Agreement and the Company has agreed to provide the Investors with the registration rights set forth in this Agreement.

         ACCORDINGLY, the parties hereto agree as follows:

         1. Certain Definitions.

         As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:

         "Affiliate" means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) with respect to any individual, shall also mean the spouse or child of such individual; provided, that neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

         "Berkshire/Greenbriar Holders" means Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P., Greenbriar Equity Fund, L.P. and any Person who shall hereafter acquire and hold Berkshire/Greenbriar Registrable Securities in accordance with the terms of the Stockholders Agreement, dated [ ], 2003 among the Company, Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp, Greenbriar Co-Investment Partners, L.P., Greenbriar Equity Fund, L.P, Greenbriar Equity Capital, L.P., Greenbriar Holdings, LLC, Fifth Berkshire Associates LLC and Sixth Berkshire Associates LLC.

         "Berkshire/Greenbriar Registrable Securities" means (a) any shares of Common Stock held by the Berkshire/Greenbriar Holders, provided that, to the extent any Berkshire/Greenbriar Holder holds solely shares of Common Stock acquired from third parties, such shares shall be Berkshire/Greenbriar Registrable Securities only for so long as such Berkshire/Greenbriar Holder is an Affiliate of the Company, (b) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series A Convertible Preferred Stock held by the Berkshire/Greenbriar Holders (including, without limitation, in satisfaction of a Conversion Payment (as such term is defined in the Series A Convertible Preferred Stock Certificate of Designations (as defined below)) or any payment of shares upon a redemption under such Certificate) (c) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series B Convertible Preferred Stock held by the Berkshire/Greenbriar Holders (including, without limitation, in satisfaction of any payment of shares upon a redemption under the Series B Convertible Preferred Stock Certificate of Designations (as defined below)), (d) any shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization, and (e) any shares of Series A Convertible Preferred Stock held by the Berkshire/Greenbriar Holders; provided, however that the shares of Series A Convertible Preferred Stock shall not be deemed to be Berkshire/Greenbriar Registrable Securities until the date that is three years from the date hereof. As to any particular Berkshire/Greenbriar Registrable Securities, such securities shall cease to be Berkshire/Greenbriar Registrable Securities when
(A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or
(B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended and in effect on the date hereof.

         "Common Stock" means the common stock, par value $.01 per share, of the Company and any equity securities issued or issuable in exchange for or with respect to the Common Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Common Stock Equivalents" means all options, warrants and other securities convertible into, or exchangeable or exercisable for, (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Common Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" means any and all fees and expenses incurred in connection with the Company's performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any securities market on which the Common Stock is listed or quoted, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show,
(vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements (which shall not exceed $75,000 per registration) of one counsel for the selling Holder(s) (selected by the Majority Participating Holders, in the case of a registration pursuant to
Section 2.1, and selected by the underwriter, in the case of a registration pursuant to Section 2.2), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities.

         "Holder" or "Holders" means any Person who is a signatory to this Agreement and any Person who shall hereafter acquire and hold Registrable Securities in accordance with the terms of the Governance Agreement.

         "Majority Participating Holders" means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to
Section 2.1 or Section 2.2 hereto.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Registrable Securities" means (a) any shares of Common Stock held by the Holders on the date hereof, (b) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series A Convertible Preferred Stock held by the Holders (including, without limitation, in satisfaction of a Conversion Payment (as such term is defined in the Series A Convertible Preferred Stock Certificate of Designations) or any payment of shares upon a redemption under such Certificate), (c) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series B Convertible Preferred Stock held by the Holders (including, without limitation, in satisfaction of any payment of shares upon a redemption under the Series B Convertible Preferred Stock Certificate of Designations), (d) any shares of Common Stock issued or issuable, directly or indirectly in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization, (e) any shares of Series A Convertible Preferred Stock held by the Holders; provided, however that the shares of Series A Convertible Preferred Stock shall not be deemed to be Registrable Securities until the date that is three years from the date hereof and (f) any shares of Common Stock acquired by the Holders from third parties after the date hereof for so long as such Holder is an Affiliate of the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock and any equity securities issued or issuable in exchange for or with respect to the Series A Convertible Preferred Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Series A Convertible Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series A Convertible Preferred Stock, dated [ ], 2003.

         "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock and any equity securities issued or issuable in exchange for or with respect to the Series B Convertible Preferred Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Series B Convertible Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series B Convertible Preferred Stock, dated [ ], 2003.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

         "Total Voting Power" means the total number of votes that may be cast in the election of directors of the Company if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power held by any Person is the percentage of the Total Voting Power that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities held by such Person. In calculating such percentage, each share of Series A Convertible Preferred Stock and each share of Series B Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Series A Convertible Preferred Stock Certificate of Designations or the Series B Certificate of Designations, as applicable. In calculating such percentage, the Voting Securities held by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights held by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities held by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

       "Voting Securities" means Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and any other securities of the Company or any Subsidiary (as such term is defined in the Governance Agreement) entitled to vote generally in the election of directors of the Company or any Subsidiary.

2. Registration Rights.

         2.1. Demand Registrations.

                  (a) (i) Subject to Section 2.1(b) below, at any time, the Holders shall have the right to require the Company to file a registration statement under the Securities Act covering such aggregate number of Registrable Securities which represents 20% or greater of the Total Voting Power of the then outstanding Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution thereof; provided, however that no shares of Common Stock issued or issuable, directly or indirectly, upon conversion of
(x) shares of Series A Convertible Preferred Stock or (y) shares of Series B Convertible Preferred Stock may be included in such request prior to the date that is eighteen months from the date hereof. All such requests by any Holder pursuant to this Section 2.1(a)(i) are referred to herein as "Demand Registration Requests," and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holders making such demand for registration being referred to as the "Initiating Holders"). As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

                  (ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration (together with the Initiating Holders, the "Participating Holders")(which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holders) within 30 days after the receipt of the Demand Exercise Notice (or, 15 days if, at the request of the Initiating Holders, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

                  (iii) The Company shall, as expeditiously as possible but subject to Section 2.1(b), use its commercially reasonable efforts to (x) effect such registration under the Securities Act of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, including a distribution to, and resale by, the partners of a Holder (a "Partner Distribution") and (y) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

                  (iv) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and to otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

         (b) Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) to the Holders are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of 180 days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act; (ii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction or event involving the Company or any of its subsidiaries (a "Valid Business Reason"), the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under this clause (ii), the "Postponement Period"); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until twelve months after the expiration of such Postponement Period;
(iii) the Company shall not be obligated to effect more than three Demand Registrations under Section 2.1(a) for the Holders, and (iv) the Company shall not be required to effect a Demand Registration unless the Registrable Securities to be included in such registration have an aggregate anticipated offering price of at least $25,000,000 (based on the then-current market price of the Registrable Securities).

         If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (ii) above, the Company shall not, during the period of postponement or withdrawal, register any equity security of the Company, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under
Section 2.1(a)(i) (whether pursuant to clause (ii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

         (c) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1(a)(i), (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback rights granted by the Company which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement ("Additional Piggyback Rights"); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Participating Holders.

         (d) In connection with any Demand Registration, the Company shall have the right to designate the lead managing underwriter in connection with such registration and each other managing underwriter for such registration, provided that in each case, each such underwriter is reasonably satisfactory to the Majority Participating Holders.

         2.2. Piggyback Registrations.

                  (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a Demand Registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its commercially reasonable efforts to cause all such Registrable Securities, the holders of which have so requested the registration thereof, to be included in the registration statement with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

                  (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

                  (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  (d) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and to otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

         2.3. Allocation of Securities Included in Registration Statement.

                  (a) If any requested registration made pursuant to Section
2.1 involves an underwritten offering and the lead managing underwriter of such offering (the "Manager") shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons (including those shares of Common Stock requested by the Company to be included in such registration) exceeds the largest number (the "Section 2.3(a) Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders, the Company shall use its commercially reasonable efforts to include in such registration:

                  (i) first, all Registrable Securities and Berkshire/Greenbriar Registrable Securities requested to be included in such registration by the holders thereof; provided, however, that, if the number of such Registrable Securities and Berkshire/Greenbriar Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities and Berkshire/Greenbriar Registrable Securities (not to exceed the
Section 2.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities and Berkshire/Greenbriar Registrable Securities be included in such registration, based on the number of Registrable Securities and Berkshire/Greenbriar Registrable Securities then owned by each such holder requesting inclusion in relation to the number of Registrable Securities and Berkshire/Greenbriar Registrable Securities owned by all holders requesting inclusion; and

                  (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the
Section 2.3(a) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights ("Piggyback Shares"), based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(a) Sale Number; and

                  (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(a) Sale Number.

                  If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  (b) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by the Company after the date hereof as a primary registration of its securities and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3(b) Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

                  (i) first, all Common Stock that the Company proposes to register for its own account;

                  (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the
Section 2.3(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Berkshire/Greenbriar Registrable Securities be included in such registration, based on the aggregate number of Registrable Securities and Berkshire/Greenbriar Registrable Securities then owned by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Berkshire/Greenbriar Registrable Securities owned by all holders requesting inclusion, up to the Section 2.3(b) Sale Number;

                  (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Piggyback Shares be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(b) Sale Number.

                  If, as a result of the proration provisions of this Section 2.3(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  (c) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by holders of securities of the Company that have the right to require such registration pursuant to an agreement entered into by the Company in accordance with Section 4.7 hereof ("Additional Demand Rights") and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3(c) Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

                  (i) first, all securities requested to be included in such registration by the holders of Additional Demand Rights ("Additional Registrable Securities"), the Holders and the Berkshire/Greenbriar Holders; provided, however, that, if the number of such Additional Registrable Securities, Registrable Securities and Berkshire/Greenbriar Registrable Securities exceeds the Section 2.3(c) Sale Number, the number of such Additional Registrable Securities, Registrable Securities and Berkshire/Greenbriar Registrable Securities (not to exceed the Section 2.3(c) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders of Additional Registrable Securities, Registrable Securities and Berkshire/Greenbriar Registrable Securities requesting that Additional Registrable Securities, Registrable Securities or Berkshire/Greenbriar Registrable Securities, as the case may be, be included in such registration, based on the number of Additional Registrable Securities, Registrable Securities or Berkshire/Greenbriar Registrable Securities, as the case may be, then owned by each such holders requesting inclusion in relation to the number of Additional Registrable Securities, Registrable Securities or Berkshire/Greenbriar Registrable Securities, as the case may be, owned by all of such holders requesting inclusion;

                  (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the
Section 2.3(c) Sale Number, any Common Stock that the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number, and

                  (iv) third, to the extent that the number of securities to be included pursuant to clauses (i), and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Piggyback Shares be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(c) Sale Number.

                  If, as a result of the proration provisions of this Section 2.3(c), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  (d) Notwithstanding Section 2.3(c), if at any time any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by the Berkshire/Greenbriar Holders and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3(d) Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

                  (i) first, all Registrable Securities and Berkshire/Greenbriar Registrable Securities requested to be included in such registration by the holders thereof; provided, however, that, if the number of such Registrable Securities and Berkshire/Greenbriar Registrable Securities exceeds the Section 2.3(d) Sale Number, the number of such Registrable Securities and Berkshire/Greenbriar Registrable Securities (not to exceed the
Section 2.3(d) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities and Berkshire/Greenbriar Registrable Securities be included in such registration, based on the number of Registrable Securities and Berkshire/Greenbriar Registrable Securities then owned by each such holder requesting inclusion in relation to the number of Registrable Securities and Berkshire/Greenbriar Registrable Securities owned by all holders requesting inclusion; and

                  (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(d) is less than the
Section 2.3(d) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to the exercise of Piggyback Shares, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(d) Sale Number; and

                  (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(d) is less than the Section 2.3(d) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(d) Sale Number.

                  If, as a result of the proration provisions of this Section 2.3(d), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which form shall be selected by the Company and shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders, in the case of a registration pursuant to Section 2.1, and selected by the lead managing underwriter, in the case of a registration pursuant to Section 2.2) and the lead managing underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

                  (d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph
(d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

                  (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (g) (i) cause all such Registrable Securities covered by such registration statement to be listed on the New York Stock Exchange or the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");

                  (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the holders of a majority of the Registrable Securities participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

                  (j) use its commercially reasonable efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

                  (k) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                  (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

                  (n) make reasonably available its employees and personnel for participation in "road shows" an other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

                  (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

                  (p) furnish to the Holder participating in the offering and the managing underwriter, without charge, at least one signed copy, and to each other Holder participating in the offering, without charge, at least one photocopy of a signed copy, of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (q) cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

                  (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (s) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable.

                  The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information in writing regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

                  Each seller of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such seller will discontinue such seller's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such seller's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

                  If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

         2.5. Registration Expenses.

                  (a) The Company shall pay all Expenses (x) with respect to any Demand Registration whether or not it becomes effective or remains effective for the period contemplated by Section 2.4(b) and (y) with respect to any registration effected under Section 2.2.

                  (b) Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (z) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

         2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and, subject to Section 3.1 hereof, completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

         2.7. Limitations on Sale or Distribution of Other Securities. (a) Each seller of Registrable Securities agrees that, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its commercially reasonable efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree), and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account it will not sell any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days.

                  (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

         2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

         2.9. Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliates, consultants, representatives, successors, assigns or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                  (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, managing directors, employees, agents, affiliates, consultants, representatives, successors, assigns, general and limited partners, stockholders and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c),
(e) and (f) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                  (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                  (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any such Person otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

                  (f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  (g) The indemnification and contribution required by this
Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3. Underwritten Offerings.

         3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Investors pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Majority Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Each such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

         3.2. Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, any Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Each such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

4. General.

         4.1. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of (a) the Majority Participating Holders or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company's Certificate of Incorporation in order to increase the number of authorized shares of capital stock of the Company.

         4.2. Rule 144. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         4.3. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

         4.4. Amendments and Waivers. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and each of the Holders. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         4.5. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (i) if to the Company, to:

                  Hexcel Corporation
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  16th Floor
                  Stamford, Connecticut 06901-3238
                  Telephone No.: (203) 969-0666
                  Fax No.: (203) 358-3972
                  Attention: Ira J. Krakower, Esq.
                  Senior Vice President, General Counsel and Secretary

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Telephone No.: (212) 735-3000
                  Fax No.: (212) 735-2000
                  Attention:  Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

         (ii) if to the Investors:

                  GS Capital Partners 2000, L.P.
                  GS Capital Partners 2000 Offshore, L.P.
                  GS Capital Partners 2000 Employee Fund, L.P.
                  GS Capital Partners 2000 GMBH & Co. Beteiligungs KG Stone Street Fund 2000, L.P.
                  LXH, L.L.C
                  LXH II, L.L.C.
                  85 Broad Street
                  New York, New York  10004
                  Telephone No.: (212) 902-1000
                  Fax No.: (212)  357-5505
                  Attention:  Sanjeev Mehra and Ben Adler, Esq.

                  With a copy to
                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Telephone No.:  (212)  859-8000
                  Fax No.: (212) 859-4000
                  Attention: Robert C. Schwenkel, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         4.6. Miscellaneous.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, but in compliance with the Governance Agreement, such Person shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. Any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

                  (b) This Agreement (with the documents referred to herein or delivered pursuant hereto), together with the Stock Purchase Agreement and the Governance Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements, including, without limitation, the 2000 Registration Rights Agreement, and understandings relating to the subject matter hereof.

                  (c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

                  (d) With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 4.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  (e) WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

                  (g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (h) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                  (i) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

                  (j) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.7. No Inconsistent Agreements. Subject to the provisions of any agreement set forth on Schedule 4.7 hereof, the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of Holders of a majority of the then outstanding Registrable Securities, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof or provides terms and conditions which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders, other than (i) the Registration Rights Agreement, dated as of the date hereof, between the Company and the Berkshire/Greenbriar Investors and (ii) any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the Holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

HEXCEL CORPORATION


By:  ___________________
     Name:
     Title:


LXH, L.L.C, L.L.C.

By:  GS Capital Partners 2000, L.P.,
     its managing member

By:  GS Advisors 2000, L.L.C.,
     its general partner


By:  ___________________
     Name:
     Title:


LXH II, L.L.C.

By:  GS Capital Partners 2000 Offshore, L.P.,
     its managing member

By:  GS Advisors 2000, L.L.C.,
     its general partner


By:  ___________________
     Name:
     Title:


GS CAPITAL PARTNERS 2000 L.P.

By:  GS Advisors 2000, L.L.C.,
     its general partner


By:_________________________
   Name:
   Title:


GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By:  GS Advisors 2000, L.L.C.,
     its general partner


By:_________________________
   Name:
   Title:


GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By:  GS Employee Funds 2000 G.P., L.L.C.,
     its general partner


By:_________________________
   Name:
   Title:


GS CAPITAL PARTNERS 2000 GMBH & CO.
BETEILIGUNGS KG

By:  Goldman, Sachs Management GP GmbH,
     its general partner


By:_________________________
   Name:
   Title:


STONE STREET FUND 2000, L.P.

By:  Stone Street 2000, L.L.C.,
     its general partner


By:_________________________
   Name:
   Title: